SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ALPHAPOINT TECHNOLOGY, INC.

(Name of Small Business Issuer in its Charter)

Delaware	7372	26-3748249
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification #)

Gary Macleod
CORPDIRECT AGENTS, INC.	5245 Office Park Blvd Suite 102
160 Greentree Drive, Suite 101	Bradenton, FL 34203
Dover, DE 19904	941-896-7848
302-674-4089	941-756-8479 (FAX)
(Address and telephone of registrant's executive office)	(Name, address and telephone number of agent for service)

Please send copies of all correspondence to:

Diane J. Harrison

Harrison Law P.A.

6860 Gulfport Blvd. S. No.162

South Pasadena, Florida 33707

(941) 723-7564  (941) 531- 4935  FAX

Approximate date of proposed sale to the public: After this registration statement becomes effective

If the securities being registered herein will be sold by the security shareholders on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933 please check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller Reporting Company	[X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (3)	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock by Company, par value $0.01 per share	2,000,000	$0.10	$200,000	$23.22
Common Stock by Selling Security Holders, par value $0.01 per share	2,000,000	$0.10	$200,000	$23.22
Total	4,000,000		$400,000	$46.44	(3)

(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Calculated in accordance of rule 457(o) of the Securities Act of 1933 based on the fixed aggregate offering price of the securities being registered.

(3) Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE. THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

ALPHAPOINT TECHNOLOGY, INC.

4,000,000 SHARES OF COMMON STOCK

Prior to this registration, there has been no public trading market for the common Stock of ALPHAPOINT TECHNOLOGY, INC. ("ATI”), the "Company", "us", "we", "our"). Our common stock is presently not traded on any national securities exchange or the NASDAQ stock market. We do not intend to apply for listing on any national securities exchange or the NASDAQ stock market. The purchasers in this offering may be receiving an illiquid security.

Two of our current shareholders (the “Selling Security Holders”) are offering for sale a total of 2,000,000 of their shares of our common stock. In addition, we are offering 2,000,000 shares of common stock directly to the public without any involvement of underwriters or broker-dealers (the “Offering”). The offering price is $0.10 per share (the “Offering Price”) for both newly issued shares and those being sold by selling security holders. There is no minimum number of shares required to be sold to close the offering, The Selling Security Holders will sell at specified fixed Offering Price of $0.10 per share until the shares are quoted on an OTC quotation system, after which shares will sell at prevailing market price or privately negotiated prices. The Selling Security Holders named herein are deemed underwriters of the shares of common stock which they are offering.

The Offering is on a best efforts basis. This means that our director and sole officer will use his best efforts to sell the common stock but is not required to sell any specific dollar amount of securities. This offering will continue until the earlier of: (i) 90 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 4,000,000 shares registered hereunder have been sold. We may, however, at our discretion extend the offering for an additional 90 days beyond the initial period.

Proceeds from the sale of our Offering shares will be used to fund the continued stages of our business development. We will not receive any proceeds from the sales by the Selling Security Holders.

Neither the Securities and Exchange Commission nor any state regulatory authority has approved or disapproved of these securities, endorsed the merits of this offering, or determined that this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

BECAUSE THERE IS NO MINIMUM NUMBER OF SHARES REQUIRED TO BE SOLD IN ORDER TO CLOSE THIS OFFERING, PROCEEDS FROM THIS OFFERING WILL NOT BE HELD IN ESCROW AND WILL BE IMMEDIATELY AVAILABLE FOR OUR USE, WITHOUT CONDITION, REGARDLESS OF THE AMOUNT OF PROCEEDS RAISED, AND REGARDLESS OF WHETHER WE ENTER INTO BANKRUPTCY PROTECTION BEFORE COMPLETION OF THIS OFFERING.  IF WE FILE FOR BANKRUPTCY PROTECTION OR A PETITION FOR INVOLUNTARY BANKRUPTCY IS FILED BY CREDITORS AGAINST US, YOUR FUNDS WILL BECOME PART OF THE BANKRUPTCY ESTATE AND ADMINISTERED ACCORDING TO THE BANKRUPTCY LAWS. AS SUCH, YOU WILL LOSE YOUR INVESTMENT AND YOUR FUNDS WILL BE USED TO PAY CREDITORS.

AN INVESTMENT IN OUR SECURITIES IS SPECULATIVE. INVESTORS SHOULD BE ABLE TO AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 8 OF THIS PROSPECTUS.

THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN STATE WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER SUCH STATE'S SECURITIES LAWS.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus.

THE DATE OF THIS PROSPECTUS IS ______________, 2011

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

SUMMARY INFORMATION

This Prospectus, and any supplement to this Prospectus include "forward-looking statements". To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as "intends", "anticipates", "believes", "estimates", "projects", "forecasts", "expects", "plans" and "proposes". Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the "Risk Factors" section beginning on Page 4 of this Prospectus and the "Management's Discussion and Analysis of Financial Position and Results of Operations" section elsewhere in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including "Risk Factors" beginning on Page 4, and the consolidated financial statements, before making an investment decision

All dollar amounts refer to US dollars unless otherwise indicated.

THE OFFERING

We have 50,400,000, shares of common stock issued and outstanding. Through this offering we will register 2,000,000 shares of common stock for offering to the public. These shares represent additional common stock to be issued by us. We may endeavor to sell all 2,000,000 shares of common stock after this registration becomes effective. The price at which we offer these shares is fixed at $0.10 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of the common stock.

Securities being offered by the Company in the Offering (the “Offering”)	2,000,000

Securities being offered by the Selling Security Holders	2,000,000

Total common stock offered by Selling Security Holders and the public Offering	4,000,000

Offering price per share	We are offering the 2,000,000 shares of our common stock at $0.10.

Number of shares outstanding before the offering of common shares	50,400,000 common shares are currently issued and outstanding.

Number of shares outstanding after the offering of common shares	52,400,000 common shares will be issued and outstanding if we sell all of the shares that we are offering.

The minimum number of shares to be sold in this offering	None.

No escrow of proceeds

Because there is no minimum number of shares required to be sold in order to close this offering, proceeds from the offering will not be held in escrow and will be immediately available for our use, without condition, regardless of the amount of proceeds raised, and regardless of whether we enter into bankruptcy protection before completion of this offering.  If we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

Market for the common shares

There is no established market for the common stock being registered. We intend to secure a market maker to apply to have our common stock quoted on the OTC Bulletin Board. This process usually takes at least 60 days and the application must be made on our behalf by a market maker. We have not yet secured a market maker to file our application. Furthermore, there can be no assurance that we will secure a market maker or that our common stock will ever become quoted on the OTC Bulletin Board.  The trading of securities on the OTC Bulletin Board is often sporadic and investors may have difficulty buying and selling or obtaining market quotations, which may have a depressive effect on the market price for our common stock. The offering price for the shares will remain $0.10 per share for the duration of the offering.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock by the Selling Security Holders. We will receive $200,000 from the sale of the common stock in the direct public Offering and intend to use the proceeds from this offering, to continue to execute our business and marketing plan. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $10,000.00 are being paid for by us. The maximum proceeds from the offering ($200,000) is intended to satisfy the forecasted 2011 revenue projection estimate of $900,000. Use of proceeds: Technology ($72,000), Sales & Marketing ($45,000), Customer Service/Data Center ($22,000), General & Administrative ($29,000) Working Capital ($22,000) and Offering Expenses ($10,000).

Termination of the Offering

This offering will terminate upon the earlier to occur of (i) 90 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 2,000,000 shares registered hereunder have been sold. However, we may, at our discretion, extend the offering for an additional 90 day period. In any event, the offering will not be extended beyond a 180 day period from the date upon which this Registration Statement is declared effective.

Terms of the Offering	Our sole Officer and Directors will sell the common stock upon effectiveness of this registration statement on a BEST EFFORTS basis.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted.

BUSINESS SUMMARY

We are a company, incorporated in the State of Delaware on November 13, 2008, as a for-profit company, and electing a fiscal year end of December 31. Our business is located at 5245 Office Park Blvd., Suite 102, Bradenton, FL 34203 and our registered agent, CORPDIRECT AGENTS, INC., is located at 160 Greentree Drive, Suite 101 Dover, DE 19904, 302-674-4089. Our telephone number is 941-896-7848; our fax number is 941-753-4889. The company has a New York City sales office located at 62 William Street, 6th floor, New York, N.Y. 10006. Our website is www.alphapointtechnology.com

AlphaPoint Technology, Inc. developed AssetCentral, a unique patent pending (#12/761,861) Visual Modeling IT Asset Management software solution that enables data centers and IT infrastructure managers to accurately count, track, manage, and report all physical IT assets, their location, and respective information via any web browser.  AssetCentral creates a new dimension to the operational IT Asset management process that eliminates wasted time and resources.  We believe our proprietary solution adds significant value in any enterprise to create the ultimate baseline or hub for managing any IT assets operationally as well as giving a comprehensive picture of the financial dynamics of IT spending, budgeting, and forecasting.

By using web hyper-linking technology, AssetCentral turns any floor plan into a real-time visual model. This allows complex data topologies to be simplified, enabling a holistic view of every asset and location from a comprehensive library, as well as from a graphical map perspective. AssetCentral is a multi-tier web-based enterprise application that uses a Sequel (SQL) database for storage, on-demand content generation, hyper-linking and Cascading Style Sheets (CSS) to create a highly customizable tool for managing IT assets. AssetCentral utilizes graphics to create “drill-down” visual asset modeling, multi-tier technical and business reporting, and comprehensive asset cataloging information.

AssetCentral combines advanced database technology, mapping, graphics and the efficiencies of web hyper-linking technology to provide a unique and comprehensive method for documenting and maintaining even the most complex IT infrastructures.

✓	AssetCentral can be integrated with third party applications and network monitoring solutions.

✓

Our application holistically links assets to their physical location and graphically can pinpoint what asset is where from the data-center-level to the rack, even to the employee desk level. Changes to an asset’s physical location or the integration of a new physical asset, can easily and seamlessly be done within minutes from any web-enabled or mobile device.

✓	By providing an accurate map of assets and detailed information about servicing, AssetCentral increases technician efficiency and asset level troubleshooting.

✓

AssetCentral can be used as a physical asset management tool for planning, reporting and budgeting processes. It contains reporting capabilities encompassing asset-specific financials, warranty data, technician handling information and more, for assets such as data center blade servers, laptops, and PBX phone systems.

AssetCentral provides a complete enterprise-grade solution in which IT hardware assets are counted, tracked and managed with the ability to integrate easily with third party applications (i.e. power management tools for energy consumption and capacity planning).

From the moment AssetCentral is installed, it leverages scalability and repeatability by gaining strategic knowledge of assets by accurately knowing:

✓	Where is it?

✓	Who is using it?

✓	Is it sufficient or excessive?

✓	How much is it costing?

✓	Is it meeting the business needs?

Without strong application management and active asset management across a portfolio of IT investments, the ability to operate with consistency and excellence is impaired.

AssetCentral simplifies network management, enabling informed decisions on the most efficient and effective methods for optimizing IT resources and services.

Furthermore, AssetCentral provides seamless integration with asset management processes, configuration management and service management workflow. A strong inventory solution is the epicenter and verifiable source of accuracy for a top caliber asset management initiative. Knowing what you have and where it’s located empowers staff to deploy, manage and secure the infrastructure. Automating routine tasks enables staff to focus on key initiatives and thus provides more value-added services to the end-user.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the "Management's Discussion and Analysis of Financial Position and Results of Operations" section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

	*DECEMBER 31,
	2010	2009
Revenue	$92,932	$0
Expenses	$486,808	$187,923
Net Profit (Loss)	$(408,055)	$(193,424)
Net Profit (Loss) per share	$(0.01)	$(0.00)

Working Capital (Deficiency)	$(703,142)	$(334,113)
Total Assets	$179,257	$160,193
Total Current Liabilities	$762,213	$335,094

* The above is obtained from our audited financial statements.

As indicated in the financial statements accompanying this prospectus, we have had limited revenue to date and have incurred only losses since inception. We have had limited operations and have been issued a "going concern" opinion by our auditor, based upon our reliance on the sale of our common stock as the sole source of funds for our future operations.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involve a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

Risks Related to our Business

THE COMPANY HAS LIMITED OPERATING HISTORY AND WE FACE A HIGH RISK OF BUSINESS FAILURE WHICH WOULD RESULT IN THE LOSS OF YOUR INVESTMENT.

Because the Company has a limited operating history with limited revenues to date upon which an evaluation of its prospects can be based, its prospects must be considered in light of the risks, expenses and difficulties frequently encountered by small companies seeking to develop new and rapidly evolving technologies. To address these risks the Company must, among other things, continue to attract investment capital, respond to competitive factors, continue to attract, retain and motivate qualified personnel and commercialize and continue to upgrade the AssetCentral Software. The Company’s auditors have expressed a going concern qualification in their independent auditor’s report to the Company dated March 9, 2011 relating to the Company’s audited financial statements for the years ended December 31, 2010 and 2009.

THE COMPANY RELIES ON A COMBINATION OF PATENT, COPYRIGHT, TRADEMARK, TRADE SECRET LAWS AND CONFIDENTIALITY PROCEDURES TO PROTECT ITS PROPRIETARY RIGHTS

Others may independently develop similar proprietary information and techniques or gain access to the Company’s intellectual property rights or disclose such technology. The Company cannot assure that it will receive U.S. Patent and Trademark Office approval on its provisional patent application (# 12-761,861) for its software product, that any patent or registered trademark owned by it will not be invalidated, circumvented or challenged in the U.S. or foreign countries or that the rights granted there under will provide competitive advantages to the Company or that any of the Company’s pending or future patent applications will be issued with the scope of the claims sought by the company, if at all. Furthermore, others may develop similar products, duplicate the Company’s products or design around its patent. In addition, foreign intellectual property laws may not protect the Company’s intellectual property rights. Litigation may be necessary to enforce the Company’s patent and other intellectual property rights, to protect its trade secrets. Litigation could result in substantial costs and diversion of resources which could harm the Company’s business and the Company could ultimately be unsuccessful in protecting its intellectual property rights. Further, the Company’s intellectual property protection controls across global operations may not be adequate to fully protect them from the theft or misappropriation of the Company’s intellectual property, which could adversely harm its business.

OUR LACK OF AN OPERATING HISTORY GIVES NO ASSURANCE THAT OUR FUTURE OPERATIONS

WILL RESULT IN PROFITABLE REVENUES, WHICH COULD RESULT IN THE SUSPENSION OR END OF OUR OPERATIONS.

We were incorporated on November 13, 2008 and we have realized limited revenues to date. We have very little operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering and our ability to generate revenues through sales of our software products and services.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring operational expenses and generating limited revenues. We cannot guarantee that we will be successful in generating our forecasted revenues in the future. Failure to generate forecasted revenues may cause us to go out of business.

We expect that our results of operations may also fluctuate significantly in the future as a result of a variety of market factors including, among others, the entry of new competitors offering a similar software product and service; the availability of motivated and qualified personnel; the initiation, renewal or expiration of our customer base; pricing changes by the Company or our competitors, and general economic conditions. Accordingly, our future sales and operating results are difficult to forecast.

BECAUSE WE ARE SMALL WE DO NOT HAVE AN AUDIT COMMITTEE AND WE DO NOT HAVE ADEQUATE DISCLOSURE CONTROLS AND PROCEDURES (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act).

Because our Board of Directors is comprised of Mr. Gary Macleod, Mr. Paul Avery, Mr. John Satta, and Ms. Kimberly March Crew, none of whom has a professional background in finance or accounting, we do not have an audit committee financial expert on our board of directors to evaluate the effectiveness of the Company’s adequate disclosure controls and procedures. The controls are determined to be ineffective due to the lack of segregation of duties.  However, until the Company receives additional funding they are unable to remedy the weakness.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, WE MUST LIMIT OUR MARKETING ACTIVITIES. AS A RESULT, OUR SALES MAY NOT BE ENOUGH TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities to potential customers having the likelihood of purchasing our software products and services .We intend to generate revenue through the sale of our software products and services. Because we will be limiting the scope of our marketing activities, we may not be able to generate enough sales to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE WHICH COULD NEGATIVELY AFFECT OUR PROFIT.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control. Factors that may cause our operating results to fluctuate significantly include: our inability to generate enough working capital from future equity sales; the level of commercial acceptance by corporations of our software products and services; the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure; and general economic conditions.  If realized, any of these factors could have a material adverse effect on our business, financial condition and operating results.

KEY MANAGEMENT/CONSULTANT PERSONNEL MAY LEAVE THE COMPANY WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS.

Because we are entirely dependent on the efforts of our Director and Sole Officer, Gary Macleod, his departure or the loss of other key Consultant personnel in the future, could have a material adverse effect on our business. We do not maintain key person life insurance on Mr. Macleod.

IF OUR COMPANY IS DISSOLVED, IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO OUR SHAREHOLDERS.

In the event of the dissolution of our company, the proceeds realized from the liquidation of our assets, if any, will be used primarily to pay the claims of our creditors, if any, before there can be any distribution to the shareholders. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

IF WE ARE UNABLE TO GAIN ANY SIGNIFICANT MARKET ACCEPTANCE FOR OUR SOFTWARE PRODUCTS AND SERVICES OR ESTABLISH A SIGNIFICANT MARKET PRESENCE, WE MAY BE UNABLE TO GENERATE SUFFICIENT REVENUE TO CONTINUE OUR BUSINESS.

Our growth strategy is substantially dependent upon our ability to market our software products and services successfully to prospective customers. However, our planned software products and services may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of our software products and services to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

MANAGEMENT'S ABILITY TO IMPLEMENT OUR BUSINESS STRATEGY MAY BE SLOWER THAN EXPECTED AND WE MAY BE UNABLE TO GENERATE A PROFIT.

Our growth strategy is subject to significant risks which you should carefully consider before purchasing the shares we are offering.

Although we plan on providing our software products and services, the software products and services may be slow to achieve profitability, or may not become profitable at all, which will result in losses. There can be no assurance that we will succeed.

We may be unable to enter into our intended markets successfully. The factors that could affect our growth strategy include our success in (a) obtaining orders from our customers, (b) obtaining adequate financing on acceptable terms, and (c) adapting our internal controls and operating procedures to accommodate our future growth.

Our systems, procedures and controls may not be adequate to support the expansion of our business operations. Significant growth will place managerial demands on all aspects of our operations. Our future operating results will depend substantially upon our ability to manage changing business conditions and to implement and improve our technical, administrative and financial controls and reporting systems.

IF WE ARE UNABLE TO MANAGE OUR FUTURE GROWTH OUR BUSINESS COULD BE HARMED.

If the Company experiences significant growth in the foreseeable future, our growth may place a significant strain on management, financial, operating and technical resources. Failure to manage growth effectively could have a material adverse effect on the Company's financial condition or the results of our operations.

Since inception on November 13, 2008 to December 31, 2010, we have spent a total of $612,956 on start-up expenses. We have generated limited revenue from business operations. All proceeds currently held by us are the result of limited sales and advances from related parties.

IF WE ARE FORCED TO INCUR UNANTICIPATED COSTS OR EXPENSES, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS ENTIRELY WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT.

Because we are a small business, with limited assets, we are not in a position to assume unanticipated costs and expenses. If we have to make changes in our structure or are faced with circumstances that are beyond our ability to afford, we may have to suspend operations or cease operations entirely which could result in a total loss of your investment.

COMPETITORS MAY ENTER THIS SECTOR WITH SUPERIOR PRODUCTS, INFRINGING OUR CUSTOMER BASE, AND AFFECTING OUR BUSINESS ADVERSELY.

We have identified a market opportunity for our software products and services. Competitors may enter this sector with superior software products and services and/or benefits. This would infringe on our customer base, have an adverse affect upon our business and the results of our operations.

There are three major competitors in the industry, Nlyte, Aperture and Rackwise (See Competition page 25)

SINCE OUR SOLE OFFICER AND DIRECTORS CURRENTLY OWN 51% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT THEIR DECISIONS ARE CONTRARY TO THEIR INTERESTS. YOU SHOULD NOT PURCHASE SHARES UNLESS YOU ARE WILLING TO ENTRUST ALL ASPECTS OF MANAGEMENT TO OUR SOLE OFFICER AND DIRECTORS, OR THEIR SUCCESSORS.

Our Sole Officer and Directors, Gary Macleod, Paul Avery, John Satta and Kimberly Crew own 30%,18%,3%, and less than 1% of the shares of common stock, respectively, representing 51% of our outstanding stock. All directors, after this offering is completed, will represent 49.1% of our outstanding shares, assuming all securities are sold. As a result, they will still have control even if the full offering is subscribed for and be able to choose other directors. Their interests may differ from the interests of other stockholders. Factors that could cause their interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations.

All decisions regarding the management of our affairs will be made exclusively by Mr. Macleod. Purchasers of the offered shares may not participate in our management and, therefore, are dependent upon his management abilities. The only assurance that our shareholders, including purchasers of the offered shares, have that our sole Officer and Director will not abuse his discretion in executing our business affairs, is his fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Mr. Macleod also has the ability to accomplish or ratify actions at the shareholder level which would otherwise implicate his fiduciary duties if done as one of the members of our board of directors.

Accordingly, no person should purchase the offered shares unless willing to entrust all aspects of management to the sole Officer and Director, Gary Macleod, or his successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of our management.

Risks Related To Our Financial Condition

THERE IS UNCERTAINTY ABOUT OUR ABILITY TO CONTINUE OUR OPERATIONS AS A GOING CONCERN

In their audit report dated March 9, 2011, our auditors have expressed an opinion that doubt exists as to whether we can continue as an ongoing business. Because our officer may be unwilling or unable to loan or advance any additional capital to us, we believe that if we do not raise additional capital by the effective date of this registration statement, we may be required to suspend or cease the execution of our business plan. Due to the fact that there is no minimum investment and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to execute its business strategies. As such we may have to cease operations and you could lose your entire investment. See the "March 9, 2011 Audited Financial Statements - Auditors Report". Because we have been issued an opinion by our auditor that doubt exists as to whether we can continue as a going concern it may be more difficult to attract investors.

THE ENACTMENT OF THE SARBANES-OXLEY ACT MAY MAKE IT MORE DIFFICULT FOR US TO RETAIN OR ATTRACT OFFICERS AND DIRECTORS, WHICH COULD INCREASE OUR OPERATING COSTS OR PREVENT US FROM BECOMING PROFITABLE.

The Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") was enacted in response to public concern regarding corporate accountability in the wake of a number of accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, provide enhanced penalties for accounting and auditing improprieties at publicly traded companies and protect investors by improving the accuracy and reliability of corporate disclosure pursuant to applicable securities laws. The Sarbanes-Oxley Act applies to all companies that file or are required to file periodic reports with the SEC under the Securities Exchange Act of 1934 (the "Exchange Act").

Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act. Since the enactment of the Sarbanes-Oxley Act has resulted in the imposition of a series of rules and regulations by the SEC that increase the responsibilities and liabilities of directors and executive officers, the perceived increased personal risk associated with these changes may deter qualified individuals from accepting such roles. Consequently, it may be more difficult for us to attract and retain qualified persons to serve as our directors or executive officers, and we may need to incur additional operating costs. This could prevent us from becoming profitable.

IF WE CANNOT SECURE ADDITIONAL CAPITAL, OR IF AVAILABLE CAPITAL IS TOO EXPENSIVE, OUR BUSINESS WILL FAIL.

We require $200,000 to execute our business and marketing revenue forecast for 2011.We will require additional funding of $3,000,000 to fully execute our business plan to attain our 5 year revenue forecast.

No assurance can be given that we will obtain access to capital markets in the future or that adequate financing to satisfy our total cash requirements of $3,000,000 will be available on acceptable terms. Our inability to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon results of operations and our financial condition.

Currently, we do not have any arrangements for financing and can provide no assurances to investors that we will be able to obtain any when required. Obtaining additional financing would be subject to a number of factors, including our sales results. These factors may have an effect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us.

As of December 31, 2010, we had cash on hand of $ 4,366.

Risks Related To This Offering

BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO RESELL YOUR STOCK

We intend to apply to have our common stock quoted on the OTC Bulletin Board. This process takes at least 60 days and the application must be made on our behalf by a market maker. Our stock may be listed or traded only to the extent that there is interest by broker-dealers in acting as a market maker. Despite our best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. We may consider pursuing a listing on the OTCBB after this registration becomes effective and we have completed our offering.

If our common stock becomes listed and a market for the stock develops, the actual price of our shares will be determined by prevailing market prices at the time of the sale.

We cannot assure you that there will be a market in the future for our common stock. The trading of securities on the OTC Bulletin Board is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares you purchase from the selling security holders.

INVESTING IN OUR COMPANY IS HIGHLY SPECULATIVE AND COULD RESULT IN THE ENTIRE LOSS OF YOUR INVESTMENT.

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

INVESTING IN OUR COMPANY MAY RESULT IN AN IMMEDIATE LOSS BECAUSE BUYERS WILL PAY MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF THE ASSETS ARE WORTH.

We have limited operating history, nominal assets and no earnings. Therefore, the price of the offered shares is not based on any data or analysis other terms and conditions regarding our shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. Our net tangible book value per share of common stock is $ (0.01) as of December 31, 2010, our most recent financial statement date.

The arbitrary offering price of $0.10 per common share as determined herein is substantially higher than the net tangible book value per share of our common stock. Our assets do not substantiate a share price of $0.10. This premium in share price applies to the terms of this offering. The offering price will not change for the duration of the offering even if our common stock becomes quoted on the OTC Bulletin Board and a public market for our shares develops during the term of the offering.

BECAUSE WE HAVE 100,000,000 AUTHORIZED SHARES, MANAGEMENT COULD ISSUE ADDITIONAL SHARES, DILUTING THE CURRENT SHARE HOLDERS' EQUITY.

We have 100,000,000 authorized shares, of which only 50,400,000 are currently issued and outstanding and only 52,400,000 will be issued and outstanding after this offering terminates. Our management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of our current shareholders. Additionally, large share issuances would generally have a negative impact on our share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

BECAUSE WE PLAN TO RAISE $3,000,000 IN ADDITIONAL FINANCING, MANAGEMENT MAY ISSUE ADDITIONAL SHARES OF OUR COMMON STOCK, DILUTING THE CURRENT SHARE HOLDERS’ EQUITY.

We require additional funding of approximately $3,000,000 to fully execute our 5 year business and marketing plan.  Accordingly, it is very likely that we will be required to issue or pledge shares of our common stock or other securities of our own issue in order to secure such financing.  Any shares of common stock that we issue in this regard will cause immediate dilution in the equity position of purchasers of securities in this offering.

AS WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT WITH SUBSCRIPTIONS FOR INVESTORS, IF WE FILE FOR OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THE ENTIRE INVESTMENT.

Invested funds for this offering will not be placed in an escrow or trust account and if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE, SO THERE WILL BE LESS WAYS IN WHICH YOU CAN MAKE A GAIN ON ANY INVESTMENT IN US.

We have never paid dividends and do not intend to pay any dividends for the foreseeable future. To the extent that we may require additional funding currently not provided for in our financing plan, our funding sources may prohibit the declaration of dividends. Because we do not intend to pay dividends, any gain on your investment will need to result from an appreciation in the price of our common stock. There will therefore be fewer ways in which you are able to make a gain on your investment.

IN THE EVENT THAT OUR SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERELY AFFECT THE PRICE AND LIQUIDITY OF OUR SHARES.

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a "penny stock", which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the "SEC") has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock". A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

FINANCIAL INDUSTRY REGULATORY AUTHORITY ("FINRA") SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT YOUR ABILITY TO BUY AND SELL OUR COMMON STOCK, WHICH COULD DEPRESS THE PRICE OF OUR SHARES.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

YOU MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF YOUR SHARES DUE TO STATE "BLUE SKY" LAWS.

Each state has its own securities laws, often called "blue sky" laws, which (1) limit sales of securities to a state's residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock. We have not yet applied to have our securities registered in any state and will not do so until we receive expressions of interest from investors resident in specific states after they have viewed this Prospectus. We will initially focus our offering in the state of Florida and will rely on exemptions found in section 517.061 of the Florida Securities and Investor Protection Act. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.10. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by us.

USE OF PROCEEDS TABLE

	IF 25% OF SHARES SOLD	IF 50% OF SHARES SOLD	IF 75% OF SHARES SOLD	IF 100% OF SHARES SOLD
GROSS PROCEEDS FROM THIS OFFERING	$50,000	$100,000	$150,000	$200,000

LESS: OFFERING EXPENSES
Accounting fees	3,250	3,250	3,250	3,250
Legal fees	5,000	5,000	5,000	5,000
Printing	250	250	250	250
Transfer Agent	1,500	1,500	1,500	1,500

TOTAL	$10,000	$10,000	$10,000	$10,000

LESS:
TECHNOLOGY	16,000	35,000	54,000	72,000
MARKETING & SALES	10,000	21,000	33,000	45,000
CUSTOMER SERVICE/DATA CTR.	4,000	11,000	15,000	22,000
GENERAL & ADMINSTRATIVE	5,000	13,000	21,000	29,000
WORKING CAPITAL	5,000	10,000	17,000	22,000

Totals	$50,000	$100,000	$150,000	$200,000

Even if we are able to sell all of the securities being offered in this Prospectus, we will still require an additional $3,000,000 to cover our anticipated expenses executing our 5 year business plan. Please review our disclosure titled “Plan of Operations” in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” elsewhere in this Prospectus. Please note that there can be no assurance that we will be able to raise such funds.

If we are only able to sell less than 25% of the securities we are offering, substantially all of the funds raised by this offering will be spent on assuring that we meet our corporate and disclosure obligations so that we remain in good standing with the State of Delaware and maintain our status as a reporting issuer with the SEC.

DETERMINATION OF OFFERING PRICE

The offering price for the shares in this offering was arbitrarily determined. In determining the initial public offering price of the shares we considered several factors including the following:

•	our limited operating experience;

•	our new business structure and operations as well as limited client base;

•	prevailing market conditions, including the history and prospects for our industry;

•	market conditions tend to be harder on new businesses;

•	our future prospects and the experience of our management;

•	our capital structure;

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

The price of the current offering is fixed at $0.10 per share. This price is significantly greater than the price paid by our Sole Officer and Directors for common equity since our inception on November 13, 2008. Our Sole Officer and Directors paid $ 30,000 or $0.002 per share, a difference of $ 0.098 per share lower than the share price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold
Price per share	$0.10
Net tangible book value per share before offering	$(0.0116)
Potential gain to existing shareholder	$.0038
Net tangible book value per share after offering	$(0.0078)
Increase to present stockholders in tangible book value per share after offering	$.0038

Net Capital contributions by new stockholders	$200,000
Capital contribution by officer & directors	$30,000
Number of shares outstanding before the offering	50,400,000
Number of shares after offering held by existing stockholders	50,400,000
Percentage of ownership after offering	0%

DILUTIONTONEWSHAREHOLDERS	PERCENTAGEOFSHARESSOLD
	25%	50%	75%	100%
Per share offering price	$0.1000	$0.1000	$0.1000	$0.1000
Net tangible book value per Share before offering	$0.0016	$0.0116	$0.0116	$0.0116
Net tangible book value per Share after offering	$(0.011	$(0.0099)	$(0.0088)	$(0.0078)
Increase in book value attributable to new shareholders	$0.0006	$0.0017	$0.0027	$0.0038
Dilution to new shareholders	(11.0)%	9.9)%	(8.8)%	(7.8)%

THE OFFERING

We are registering 2,000,000 shares of our common stock for offer and sale at $0.10 per share.

There is currently no active trading market for our common stock, and such a market may not develop or be sustained. We currently plan to apply to have our common stock quoted on the OTC Bulletin Board, subject to the effectiveness of this Registration Statement. To achieve quotation, a market maker will be required to file a Form 211 with the Financial Industry Regulatory Authority (FINRA) before the market maker will be able to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention. Despite our best efforts, we may not be able to convince any broker dealers to act as market makers for our stock and a market for our common stock may never develop.

We may not sell the shares registered herein until the registration statement filed with the Securities and Exchange Commission is effective. Furthermore, we will not offer the shares through a broker-dealer or anyone affiliated with a broker-dealer. Following effectiveness, of this Registration Statement if our common stock becomes quoted or traded on the OTC Bulletin Board the price per share of the shares available for purchase through the offering will remain $0.10 for the duration of the offering.

We will receive all of the proceeds from such sales of securities and are bearing all expenses in connection with the registration of our shares.

THE SELLING SECURITY HOLDERS

This prospectus will be used for the offering of shares of our common stock owned by selling security holders. The selling security holders may offer for sale up to 2,000,000 of the 50,400,000 of our common stock issued and outstanding, Selling security holders, both non-affiliates and affiliates, are considered “underwriters” under the Securities Act of 1933, as amended, and as such must sell their shares at the fixed price of $0.10 per share for the duration of this offering. We will not receive any proceeds from such sales. The sale of the securities by the selling security holders is subject to the prospectus delivery and other requirements of the Securities Act. All selling security holders have been advised to notify any purchaser of their shares that none of the proceeds from the sale of their stock will go to the company. All expenses of this offering are being paid for by us on behalf of selling security holders. The following table sets forth information on our selling security shareholders.

Table 1.0 Selling Security Holders

				Percent owned after offering is complete
Name of security Holder	Shares beneficially owned as of the date of this prospectus	Percent owned as of the date of this prospectus	Maximum number of shares to be sold pursuant to this prospectus	If All Shares sold	If No Shares sold	Position, office or other material relationship to the Company within last three years
Lola Rose	1,000,000	1.98%	1,000,000	0%	1.91%
Ilene Mirman	1,000,000	1.98%	1,000,000	0%	1.91%
Totals	2,000,000	3.97%	2,000,000	0%	3.82%

The selling shareholders may offer their shares for sale pursuant to this prospectus, in one or more private or negotiated transactions. We intend to secure a market maker to apply to have our common stock quoted on the OTC Bulletin Board subject to the effectiveness of this Registration Statement. Until we are cleared for quotation, selling security holders must sell their shares at the fixed price of $0.10 per share. If our application to FINRA is successful and we are cleared for quotation, only then will the selling security holders be able to also sell their shares in open market transactions in the over-the –counter market at prevailing market prices. The selling shareholders may affect these transactions by selling their shares directly to one or more purchasers or to or through broker-dealers or agents. The compensation to a particular broker-dealer or agent may be in excess of customary commissions. Each of the selling shareholders has been declared an “underwriter” within the meaning of the Securities Act in connection with each sale of shares. The selling shareholders will pay all commissions, transfer taxes and other expenses associated with their sales. In the event the selling security holders sell all of their shares in the offering they will own no shares in the company upon completion of the offering.

Each selling security holder acquired her shares under the exemption provided by Rule 4(2) of the Securities Act of 1933, as amended. The shares were not part of a public offering. There was no distribution of a prospectus, private placement memorandum, or business plan to the public. Shares were sold to friends personal business acquaintances of the President Gary Macleod. Each individual had specific knowledge of the Company’s operation that was given to them personally by our President. Each individual is considered educated and informed concerning investments such as their investment in our Company.

PLAN OF DISTRIBUTION

We are offering the shares on a "self-underwritten" basis directly through Gary Macleod, our Sole Officer and Director named herein. Mr. Macleod, will not receive any commissions or other remuneration of any kind in connection with his participation in this offering based either directly or indirectly on transactions in securities.

This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. This offering will terminate upon the earlier to occur of (i) 90 days after this registration statement becomes effective with the Securities and Exchange Commission, (ii) the date on which all 2,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days.

Mr. Macleod will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer, may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.

1.	Mr. Macleod, is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation;

2.	Mr. Macleod, will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.	Mr. Macleod, is not and will not be at the time of participation in the offering, an associated person of a broker-dealer; and

4.

Mr. Macleod, meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months.

Our sole officer, directors, control persons and affiliates do not intend to purchase any shares in this offering.

If applicable, the shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

We anticipate that we will be initially offering our securities in the State of Florida.  The Company, through its sole Officer and Directors, will be offering its own securities in transactions exempt from the registration requirements of the Florida Securities and Investor Protection Act.

Furthermore, and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We will not use public solicitation or general advertising in connection with the offering.  Once this registration statement is declared effective by the SEC, we anticipate inviting interested parties to review the registration statement.  Initial introductions to interested parties will be made through verbal communications.

This offering will continue for the longer of: (i) 90 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 2,000,000 shares registered hereunder have been sold. We may at our discretion extend the offering for an additional 90 days.

SUBSCRIPTION PROCEDURE

Each subscriber to this offering must execute and deliver to the Company a copy of the Subscription Agreement attached to this registration statement as exhibit 99.1. The Company will review the materials and, if the subscription is accepted, the Company will execute the Subscription Agreement and return a copy of the materials to the subscriber. The Company shall have the right to accept or reject any subscription, in whole or in part. An acknowledgment of the acceptance of a subscription will be returned to the subscriber promptly after acceptance.

Payment for the amount of the shares subscribed for shall be made at the time of delivery of the properly executed Subscription Agreement, or at such later date as the Company may specify by written notice to the subscriber (unless such date is deferred in the sole discretion of the Company), by check, bank draft or wire transfer of funds immediately available to the Company at the address set forth in the Subscription Agreement or to an account specified by the Company. The date upon which the transaction contemplated by the Subscription Agreement shall become effective (the "Closing") will occur on such date or within such period as may be specified at the discretion of the Company with written notice to the Subscriber.  There is no minimum aggregate amount of Shares which must be sold as a condition precedent to the Closing, and the Company may provide for one or more Closings while continuing to offer the Shares that constitute the unsold portion of the Offering.

DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized common stock is one hundred million (100,000,000) shares with a par value of $0.01.  Shares of our common stock:

•	have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

•	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

•	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to our Articles of Incorporation, our Bylaws and the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of our securities.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 96.2 % of our outstanding shares.

CASH DIVIDENDS

As of the date of this Prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, any interest, directly or indirectly, in us. Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Diane J. Harrison, Harrison Law, P.A., 6860 Gulfport Blvd. S. No. 162, South Pasadena, Florida 33707, has passed upon certain legal matters in connection with the validity of the issuance of the shares of common stock.

Peter Messineo, CPA, Certified Public Accountant, of 1982 Otter Way, Palm Harbor, FL 34685, 727-421-6268 has audited our Financial Statements for the years December 31, 2010 and 2009, to the extent set forth in its report, which are included herein in reliance upon the authority of said firm as experts in accounting and auditing. There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure from date of appointment as our independent registered accountant through the period of audit.

BUSINESS DESCRIPTION

OVERVIEW

As of the date of this Prospectus, we have established business operations, achieved customers and gained limited revenues. We have commenced installation of our software products and services to customers and have created relationships with potential customers. Importantly, there is no guarantee that we will succeed in accomplishing any of these goals outlined in our business and marketing plan. In order to accomplish these goals, we anticipate that we will require $3,000,000 in financing in addition to the $200,000 that we are seeking to raise through this offering. We have taken no steps to secure the $3,000,000 in additional financing that we will need to continue executing our business and marketing plan.

We are a company and were incorporated in the State of Delaware on November 13, 2008, as a for-profit company, and an established fiscal year end of December 31. Our business and registered office is located at 5245 Office Park Blvd., Suite 102, Bradenton, FL 34203 and a New York City sales office at 62 William St., 6th Floor, New York, NY 10006. Our telephone number is 941-896-7848 and our fax number is 941-756-8479. Our website is www.alphapointtechnology.com

AlphaPoint Technology, Inc. developed AssetCentral, a patent pending (Formal Patent Serial # 12-761,861) Visual Modeling IT Asset Management software solution that enables data centers and IT infrastructure managers to accurately count, track, and manage all physical IT assets in real-time.

AlphaPoint’s AssetCentral provides a true and accurate physical count and location of IT hardware assets throughout the asset life cycle. AssetCentral provides a complete one-stop solution in which IT hardware assets are counted, tracked and managed. AlphaPoint provides AssetCentral as an installed on-premise software application hosted on an organization’s own servers, or as a Software-as-a-Service (SaaS), hosting it on AlphaPoint’s redundant equipment (Partners) and facilities, as well as servers and backups located in a secure redundant hardened co-location.

Under either model, AlphaPoint generates a combination of one-time and recurring revenue streams, including, integration services, charge per number of total IT assets, initial set-up of AssetCentral, and AssetCentral Conductivity Module. AlphaPoint also forecasts revenue to be generated through software licenses, maintenance contracts and software updates.

AssetCentral is a multi-tier web-based enterprise application that uses a SQL (Sequel) database for storage, on-demand content generation, hyper-linking and Cascading Style Sheets (CSS) to create a highly customizable tool for managing IT assets. AssetCentral utilizes graphics to create “drill-down” visual asset modeling, multi-tier technical and business reporting, and comprehensive asset cataloging information. Using web hyper-linking technology, AssetCentral turns any floor plan into a real-time visual model. This allows complex data topologies to be simplified, enabling a truly holistic view of every asset and location from a comprehensive library, as well as, from a graphical map perspective.

We were founded on the belief that challenges exist in implementing a comprehensive IT Asset Management (ITAM) solution within the infrastructure that supports the delivery of IT services within an organization. A comprehensive ITAM strategy is fundamental to managing the business systems that support the delivery of IT services to the business. ITAM is a critical building block for organizations that require automated tracking, control and financial management of the assets (devices and applications) that comprise the IT infrastructure.

People are visually oriented, processing information far more rapidly and effectively through pictures than with words. For IT managers, a visual representation of the enterprise environment is much easier to comprehend than a spreadsheet full of numbers, written reports and statistics. This is the core concept behind AssetCentral. By utilizing a graphical interface that visually recreates the physical layout of an enterprise – and indicates the assets physical location in real time, IT managers can identify any asset’s location in seconds.

We have generated limited revenues to date. We will not have the necessary capital to execute our business and marketing plan until we are able to secure financing. There can be no assurance that such financing will be available on suitable terms. See “Management Discussion and Analysis Plan of Operations” and “Liquidity and Capital Resources.”

We have no plans to change our business activities or to combine with another business and are not aware of any events or circumstances that might cause us to change our plans. We have limited revenues, have incurred losses since inception, have been issued a going concern opinion from our auditors and rely upon limited revenue and the sale of our securities to fund operations.

BUSINESS/MARKETING STRATEGY

AlphaPoint’s strategy is specifically directed to the small, mid-tier and large enterprise sectors with IT asset levels of between 1,000, 10,000 and 100,000 assets. Management has already begun the marketing and sales process by utilizing business and strategic partners, industry and network contacts and current Asset Management users who are searching for a more seamless tool to track their IT assets. These contacts have a specific emphasis on industries in which IT asset tracking is likely to be used – including, finance, healthcare, insurance, hospitality, education, non-profit and data centers.

The marketing initiative includes appearances at conferences, speaking engagements, tradeshows, web casts and webinars. Traditionally, a strategic solution such as an IT asset tracking solution would not require much marketing support. However, because the sector is quickly generating market interest for reasons such as compliance, accurate asset depreciation, power management and end-of-life decommissioning, the market drivers are indicating that there will be a very good opportunity for growth for AssetCentral to gain market share as asset management providers are not meeting customer needs adequately and issues like “Green IT” are driving closer scrutiny of asset expenditures.

Target Markets

•	Small, Mid-Tier and Large Enterprise Companies

•	Data Centers

•	Venture Capital & Hedge Fund Portfolio Companies

•	Educational Sector

•	Financial Asset Management Firms

Sales and Marketing

We intend to utilize a limited amount of use of proceeds for sales and marketing.

Authoring Whitepapers/Contributory Articles

AlphaPoint Technology Consultants expect to author Whitepapers and contributory articles that will lend credibility to the applications of AssetCentral,

Website

The website design has been completed and operational. www.alphapointtechnology.com

ALPHAPOINT TECHNOLOGY PARTNERSHIPS

Overview

AlphaPoint Technology is committed to offering our clients the very best in IT Asset Management technology while ensuring they can continue to leverage their existing investments. To this end, AlphaPoint partners with industry technology leaders to ensure our technologies, like AssetCentral leverage, interoperate, and integrate with existing platforms and solutions.

AlphaPoint’s investments with these Technology Partners ensure that our ITAM technologies continue to evolve to meet both client requests and industry trends.

(In addition to the above, aligning AlphaPoint with industry-recognized brands helps create more awareness of both AlphaPoint and AssetCentral).

Technology Partners

Logo	Partner	Reason for Partnership	Benefits
	HP	Integration with HP Systems Insight Manager (SIM).	• Access to Cloud Operating Environment (CLOE) • Co-Branding • Inclusion of AssetCentral in Solution Catalog
	IBM	Integration with IBM Maximo Asset Management.	• Co-Branding
	Intel	Creating brand-awareness for AlphaPoint by aligning with Intel.	• Co-Branding
Microsoft

Microsoft BizSpark is a program for start-ups that provide a SaaS solution (not necessarily on the Microsoft platform). Since we are looking to create a SaaS version of AssetCentral it’s important to align with vendors in this space that are considered leaders and explore how our solutions can interoperate on those platforms.

AlphaPoint is also a Microsoft Registered Partner but Microsoft no longer provides entry level partners a logo to display.

As an ISV AlphaPoint has also been enrolled in the Platform Ready program to test AssetCentral against a variety of Microsoft solutions (like SQL Server). Once we pass one of these certifications we can attain Microsoft Gold Level Status.

• Co-Branding • Free internal use licenses for most Microsoft applications, servers and tools

Novell

Creating brand-awareness for AlphaPoint by aligning with Novell.

Also, we can certify that AssetCentral works on SUSE Linux.

In addition, explore how AssetCentral can integrate with ZENWorks Asset Management.

• Co-Branding • Inclusion of AssetCentral in Solution Catalog • Access to certain Novell products
Rackspace

Currently the AssetCentral “sandbox” is hosted on a Rackspace Cloud Server.

As we look toward creating a SaaS version of AssetCentral, Rackspace is a potential hosting provider for that version. In addition, it will give potential clients greater confidence knowing that a respected leader in SaaS hosting is behind AssetCentral.

• Co-Branding • Referrals Fees
Red Hat	Creating brand-awareness for AlphaPoint by aligning with Red Hat. Also, we can certify that AssetCentral works on Red Hat Linux	• Co-Branding
VMware

Creating brand-awareness for AlphaPoint by aligning with VMware.

Also, since AssetCentral is able to run in a virtual server and it can manage virtual assets being a partner of VMware can assist in technical support.

• Co-Branding • Inclusion of AssetCentral in Solution Catalog

The Market

Forrester Research, a leading technology and market research company that provides pragmatic advice to global leaders in business and technology, has stated (http://media.cms.bmc.com/documents/Apr-09_Forrester_Wave_analyst_report.pdf) that the IT Asset Management (ITAM) software market is a high-growth segment within the IT management software market - thanks to increased buyer attention and energized vendors recognizing that ITAM is a strong leadership project in new business opportunities.

The ITAM software market consists of all application products that help IT organizations manage the full life cycle (from procurement to disposal) of all IT assets, including hardware, software, and service contracts.

The result is a set of solution choices among similar-looking tools that target one or more of three overlapping market segments. These differ predominantly by: 1) the size and distribution of the IT infrastructure; 2) the number and variety of assets and users being managed; and 3) the complexity of the required workflows and reports.

The market is served by:

•

Industrial-strength enterprise solutions. Industrial-strength tool suites with proven track records in enterprises characterize these solutions. Out-of-the-box configuration options can also make them appropriate for smaller or divisional organizations that require robust tools to manage their needs.

•	Robust mid-tier options. There is a wide range of competitive options for medium-size organizations or those with less-demanding workflow or scalability requirements.

•

Smaller solutions for special needs. These solutions only focus on particular ITAM functions, such as asset discovery and documentation, plus an ever-increasing list of solutions for software asset management.

AlphaPoint is positioned to sell into the small, mid-tier and large enterprise sectors and has distinguished itself from others that provide IT Asset Management solutions through:

•	The Company’s patent pending Rack Elevation Visualization & Functional Asset Interrelations application for Data Center Management

•

Putting the emphasis on business advantages and ease of use, rather than overly complex and costly integrations that in many instances require large capital expenditures, outside consultants and exorbitant annual maintenance fees

•

A focus on, and expertise in, the three critical stages of any comprehensive IT Asset management solution; an accurate count of the physical and virtual assets within an enterprise, tracking of those IT assets and the managing of the repository that stores that data

The ITAM market is one of the fastest growing sectors in IT due to increased interest from users. Drivers for this interest include regulatory compliance, cost savings, ITIL, and the desire to achieve business service management. IT Service Management (ITSM) vendors also promote ITAM as a standalone application to new business prospects, hoping that project success will encourage further investments in their product portfolio around the asset management repository. (Forrester Research)

The buying center is evolving. Non-IT professionals are increasingly placing ITAM inquiries. Colleagues in business units from accounting and procurement departments are now beginning to plan, or at least influence, the ITAM projects – and they are often surprised at how little ITAM has been done to date. These buyers tend to be most interested in the financial management aspects of an asset management process, rather than in the connection to other ITSM processes like service desk or configuration management. Compliance requirements in these business departments demand better processes around documenting where IT assets are located and their true cost.

Many top-caliber organizations mistakenly decide on vital matters with insufficient information. If these same organizations would refine and automate their practices, then more intelligent, comprehensive, and effective choices could be made.

Organizations in today’s competitive landscape need to leverage scalability and repeatability by gaining knowledge of vital, often strategic, assets by accurately knowing:

✓	Where is it?
✓	Who is using it?
✓	Is it performing?
✓	Is it sufficient or excessive?

Although ITAM has been around for years, there are few implementations that have reached the mature/value status. Gartner, the world’s leading information technology research and advisory company, states that organizations can be comprised of five levels or stages when it comes to ITAM needs assessment:

✓	Chaotic Environment
✓	Reactive State
✓	Proactive
✓	Service-Oriented
✓	Value Creation

AlphaPoint will focus on the Chaotic through Value stages. Although the versatility of AssetCentral allows easy integration and complements an ITAM process at any level, focusing on the initial stages through the Value Creation stage will enable effective market penetration.

In order to maximize resources and limit marketing expenses, AlphaPoint will utilize management’s existing relationships in various sectors for initial market penetration.

Typically when an organization decides to implement an ITAM program, they are facing a specific problem that has led them to believe that they need a way to track their IT assets. These organizations are characterized by little process maturity and lack of adequate tools to track or manage assets, resulting in a “chaotic environment” in which the organization does not know what it owns, where it is, and who is using it. Unused hardware assets are often kept in a storage room with no control mechanisms or accountability by designated employees. Additionally, an immediate problem faced by even the most diligent IT professionals is keeping asset information accurate and up to date. Most solutions become a bottleneck, making it difficult for the people most in-the-know to update the information. The bottlenecks occur either because no one knows where the information is stored or how to make the updates. In the case of enterprise-level solutions, the small number of trained administrators is often overwhelmed by the sheer volume of information changes and information to be updated.

As IT processes mature to a reactive state, organizations have created spreadsheets or a database to help track assets. The reactive stage is characterized by an ITAM program that is now focused on the actual counting of assets and involves annual physical inventories to identify and catalogue all of the IT equipment. The use of an auto-discovery tool is typically used to supplement this data; however, installation, move, add and change processes are not consistently followed, thereby reducing the accuracy of the data.

Aligning people, processes, and policies enables the right technology to be distributed to the right users, because the knowledge-network increasingly is the business. Maturity levels are raised by progressively adopting asset management best practices. As an organization’s readiness matures, it can move beyond the chaotic or reactive phases to the higher ground of proactive, service, and value phases.

Assets comprising the knowledge infrastructure yield operational, tactical, and strategic metrics. Without access to these metrics, decisions are made in the dark. Existing technology investments are often under-utilized, over supported, or both. Better asset management enlightens strategic technology decision-making

Size of Market

The market forecast for IT asset life-cycle management showed growth of 28% from 2007 to 2008, and Forrester predicts 24% growth from 2008 to 2009. That means that the software market for IT asset life-cycle management will have grown from $433 million in 2005 to $1.04 Billion in 2009. (Forrester Wave™: IT Asset Life-Cycle Management, Q2 2009, by Evelyn Hubbert for IT Infrastructure & Operations Professionals). http://media.cms.bmc.com/documents/Apr-09_Forrester_Wave_analyst_report.pdf

Management

Gary Macleod, CEO / President and Director

Gary Macleod has more than twenty years of experience in senior management levels in IT, software development, wireless, and medical device industries. Gary is both a strategic thinker as well as detail oriented entrepreneurial leader. These skills have led him to be recruited in diverse business scenarios where his well-rounded leadership, business development, and communication skills were required. He has a successful track record of implementing practical business processes and scorecards that improved profitability and productivity – leading multi-functional teams across business units and industry communities.

Most recently, Mr. Macleod led Non-Invasive Monitoring Systems, Inc., NIMS – on their senior strategy team as CEO, President, and Director. Macleod’s role included eliciting capital to secure organizational growth, steer product launch, navigate FDA approval, file compulsory publicly held organizational financial reports, restructure the organization, and gain back stakeholder confidence.

Previously, as CEO and President of V-Mobile, Macleod led key initiatives in entrepreneurial business development for Verizon Wireless Indirect Channel, earning the Verizon Wireless Certificate of Excellence. Macleod was also CEO of unplugin, Inc., where he provided vision and leadership to this subsidiary of BBH Solutions. His leadership and strategic alliance cultivation led to the development the award-winning uKAS server, making unplugin first-to-market with a secure mobile enterprise platform allowing companies to extend information from secure servers to wireless devices.

Macleod has a B.S. degree in Business from Franklin Pierce University in New Hampshire, with a concentration in International Business Development. Certifications include FDA Good Manufacturing Practices, US cGMP, and Medical Device Quality System Regulation. An enthusiastic speaker, Macleod continues to deliver numerous business presentations within the technology field.

Paul Avery, Co-founder and Director of Product Development (Consultant)

Paul Avery has more than 27 years of computer technology experience, specializing in communications, process documentation and data access. In recent years, he has been dedicated to bringing order out of the pervasive IT infrastructure chaos plaguing enterprises of all kinds. Avery has demonstrated a profound grasp of the issues of IT management and provided unique insight in developing critical solutions in the field. It is his vision and concepts upon which AlphaPoint Technology has been founded. His innovative approach to IT Asset Management (ITAM) led to the conception and development of ground breaking software and service products that have revolutionized the prospects of enterprise ITAM success.

Mr. Avery has founded commercial enterprises in Internet provision, digital publishing, and the computerization of retail market supply. As a consultant, Paul has provided expertise in asset management for Kraft Foods, Johnson & Johnson, and Clifford Chance, document management for Stryker Corporation and The City of New York, and database development for Dun & Bradstreet.

Mr. Avery was a VP of Central Machine Works a special automation machine manufacturer in Indianapolis and a production manager for Ford Motor Company in Detroit. Paul has a B.A. from Purdue University.

John Satta, Co-founder and Director of Technology (Consultant)

John Satta has nearly 30 years’ experience as a design engineer, manager and executive in the defense, electronics and consulting industries. A patent holder in advanced computer architecture, in 1984 John was Co-founder and VP of Engineering of Oryx Corporation, producer of compact high-speed real-time signal processors for military and industrial applications.

John’s publicly visible project is the NASDAQ MarketSite, currently installed on the ground floor of the NASDAQ facility in Times Square. This broadcast-capable video wall is seen on television daily as the physical embodiment of the NASD trading network. As CTO of Imtech, John was the lead architect and project manager for this multi-million dollar hardware and software development effort.

After leaving Imtech, John furthered his product marketing skills as Product Planning Manager for QSS, Inc., where he shepherded the technical development and product launch of six software products. Later, at Agilent’s Power Products Division, John was responsible for strategic plans of the entire $53 million product line. Responsible for all business analysis and marketing “rejuvenation” projects for the product line, he personally led the marketing team in defining a new, modular approach to product design that received internal and industry accolades including EDN’s annual Best New Product Award.

John holds an engineering degree from Manhattan College in Riverdale, New York. As an avocation he consults for numerous small non-profit organizations and speaks at several conferences each year. In 2008, he was the keynote speaker at the National Wildlife Rehabilitators Association’s 25th Annual Conference.

Melissa Halverson, Director of Operations (Consultant)

Melissa holds the position of Director, Operations for AlphaPoint Technology.  She joined the firm in July of 2009.  Melissa has over 17 years experience in Organization Development, Corporate Communications and Business Development with deep roots in financial services, start-ups and tech companies.

Melissa started her career with an international commodities trading firm in 1992. In 1995, Melissa became Assistant Vice President of Human Resources for an international retail bank and was responsible for overseeing performance, culture and strategic management related initiatives for over 350 people in 22 offices across the country.

In 1999, Melissa joined BUYandHOLD, the first online dollar-based brokerage firm and served as Vice President, Human Resources. With her assistance, the company grew from 17 employees when joining to over 170 before selling the firm to Oppenheimer.  During her tenure under Oppenheimer, she held the position of Senior Vice President, Corporate Services where she managed BUY and HOLD’s corporate relationships and marketing initiatives for Employee Investing Plans, retail product development and business development projects.

In 2002, Melissa and a partner started Vokser (The Vokser Corporation), a consulting firm that offers strategic advice to young or re-emerging companies in critical stages of launch or growth.  Melissa has been managing initiatives including organizational management, human resources initiatives, sales operations, corporate communications, as well as, overseeing various aspects of marketing, branding, and web design/development for a variety of clients.

Melissa holds a Bachelor of Science in Professional Liberal Studies with a concentration in Business Management from Dowling College, Oakdale, NY.

Jay Letendre, Vice President Business Development (Consultant)

Jay Letendre has many years of expertise in focusing on marketing protocol, complex business demands, and providing proven value by implementing strategies to move companies forward by developing initiatives that garner greater efficiency and productivity. With strong experience in managing projects for sales of both product and service-driven businesses, he has led cross-functional teams, mentored staffs and work teams, managed budgets, directed project life cycles, and held significant accountability to ensure consistent quality and application of best practices.

Progressing continuously in his career through various management, operational, and leadership roles, Jay provides a strong understanding of what it takes to be successful in diverse situations. Providing a blend of experience in management of marketing processes, along with a thorough understanding of sales initiatives, and integrity in company representation, Letendre also clearly and effectively creates a mindset and business climate that aligns with company goals to make a clear difference when dealing with either new territories or saturated markets.

Before joining AlphaPoint Technology, Jay was the Director of Marketing and Operations for Non-Invasive Monitoring Systems, Inc., a NASDAQ OTC listed company (NIMU.OB). There he created, developed, and provided strategic marketing plans and programs, including technology and channel partners Jay also guided operational functions that included product development, quality checks with manufacture, material verification, and delivery logistics.

Jay has a record of top performance with a proven ability to design and deliver comprehensive, multi-tiered, successful business initiatives. An expert in identifying and targeting niche markets in new environments and continuously delivering outstanding results, Jay is also skilled in establishing strategic partnerships and implementing competencies that have delivered improved revenue and profitability. Jay graduated with a B.S. degree from Keene State College in New Hampshire.

Jean-Marc Krikorian, Director of Strategic Alliances (Consultant)

Jean Marc has twenty years of experience in the IT industry including fourteen years of service at Microsoft. At Microsoft Mr. Krikorian held a variety of positions at Microsoft Consulting Services working with CxOs at Fortune 100 companies. Mr., Krokorian has also worked with Local, Regional and Global Microsoft Certified Partners in the roles of Partner Strategy Consultant, Business Development Manager and Partner Account Manager. Mr. Krikorian also holds an MBA from Keller Graduate School of Management.

Kimberly March Crew, Director

Kimberly March Crew is the President and CEO of Lighthouse Venture Management. Since the formulation of Lighthouse Venture Management in 1990, it has grown from a one-woman firm, running one business with two clients and a few hundred thousand in billings, to the present multi-company group that enjoys combined annual revenues in excess of 15 million dollars.  The Conglomerate has also enjoyed the experience of watching two of the start-up companies grow to be acquired.

Kimberly's entrepreneurial skills encompass a vast array of markets.  Below is a short bio on each of the diversified businesses that make up the Lighthouse Conglomerate.

Lighthouse Venture Management

Lighthouse is a resource for firms generating between $1MM - $10MM in annual revenues that are passed over by traditional venture capital concerns. We are a hands-on organization that invests in situations that have solid potential where the management team requires additional expertise to execute on the vision. Lighthouse provides Vision, Direction, Capital and the professional services of finance, information technologies, marketing, human resources, and legal support.  Visit us at www.lighthouseventuremanagement.com

Absolute Computer Support

Absolute provides information technology solutions to Government and Prime Technology Providers.  Absolute is a Pennsylvania and Maryland certified Woman Owned Enterprise. Visit them at www.absolutecomputersupport.com.

Computer Staffing Services

CSS Staffing provides staffing augmentation of engineering and IT professionals to the aviation and aerospace industries.  CSS Staffing is a federally certified HUB Zone organization, a Pennsylvania and Delaware certified Woman Owned Enterprise, WBENC Certified and Top Secret Cleared.  Visit them at www.cssstaffing.com.

CSS/CPU

CSS/CPU manages mobile computing fleets for large organizations.  Providing customers with equipment sales, support services and asset retirement.  CSS/CPU is partnered with Apple, Fujitsu, HP, Lenovo and Toshiba with offices in Philadelphia and Irvine, CA and is a WBENC Certified company.  Visit them at www.cssnow.com.

Ms. Crew has committed 30% of the profits of her companies to be returned to the less fortunate. These dollars help feed the homeless and shelter the abused through a non-profit agency, Resources for Human Development, Inc.  This is a long-standing commitment which she has honored since 1990.

In addition, regardless of the business’ detailed, Ms. Crew enjoys a consistently low turnover rate of employees due to her commitment to treat them with respect and compensating them for quality performance. This has fostered a working environment that maintains the feel of a small company while mastering the scientific techniques of the Fortunes.

Kimberly’s success in business and commitment to her community has resulted in numerous awards, positions of direction, and memberships, including:

AWARDS:

- Philadelphia Business Journal’s

“Women of Distinction Award”

- Top 50 Women Owned Businesses in America

Issued to Computer Staffing Services by Diversity Business

- Business Journals of Pennsylvania

“Pennsylvania’s Best 50 Women in Business”

- The Greater Philadelphia Chamber of Commerce

“Small Business Excellence Award – Young Entrepreneur”

- The National Association of Women Business Owners

“Woman Business Owner of the Year”

- The National Association of Women Business Owners

“Top Women Business Owners in Non-Traditional Businesses”

- The Small Business Association of Delaware Valley

“Outstanding Female Entrepreneur of the Year”

- Philadelphia Business Journal’s

“Philadelphia’s Top 50 Largest Woman-Owned Business”

- Business Philadelphia’s

“Women to Watch”

- Philadelphia Business Journal’s

“Top 40 Under 40 in Philadelphia”

EDUCATION:  University of PA.

Currently the Board of Directors of AlphaPoint Technology, Inc., consists of four members:  Mr. Gary Macleod, CEO of AlphaPoint Technology, Mr. Paul Avery, Co-Founder and Director of Product Development, John Satta, Co-Founder and Director of Technology, and Ms. Kimberly March Crew, President and CEO of Lighthouse Venture Management.

SALES AND MARKETING

We intend to employ a salaried Vice President of Marketing and Sales whose responsibility will be to execute the Marketing and Sales Plan.

We intend to augment the marketing and sales for our software product and service via webinar presentations.

We intend to utilize press releases, write white papers and advertise in industry journals.

We intend to exhibit in major trade and organizational shows

COMPETITION

We intend to compete against small companies like ours, as well as large companies that have similar businesses.  Many of our competitors have longer operating histories, better brand recognition and greater financial resources than we do.

The companies that provide the most similar solutions to AlphaPoint’s AssetCentral include:

Aperture, Data Center Service: Aperture provides a solution for the data center with power management, visual asset management, and best practice processes for infrastructure management. Includes network monitoring for assets and claims a vendor-neutral stance.

nlyte is a provider of Data Center Performance Management Solutions. nlyte provides an integrated set of tools that enables performance management for the data center. nlyte primary focus is capacity planning, use of power, cooling and space through placement of Data Center Assets.

Rackwise data center management software focuses on the hierarchy of needs within a data center organization. The Rackwise offering includes a data center management tool, a data center essential tool and a data center intelligence tool.

We believe that AssetCentral’s visual simplicity, and patent pending drill-down mapping facilities, web interface and advanced reporting capabilities make it highly competitive with its competitors.  Furthermore, we believe its flexibility with large comprehensive business systems like HP and third-party applications set it apart from the competition.

DCIM Competitive Matrix				
Vendors	**AlphaPoint**	**nlyte**	**Aperture**	**Rackwise**
Company Capability				
$30M+ Annual Revenue (Profitable)			X	
Over 20-years in Business			X	
50+ staffed internal Pro-serv team			X	
Audit Services "in-house"		X	X	outsource
Handheld bar-coding service "in-house"				
Data Center Relocation Service "in-house"				
Global 1000 reference customers	X	X	X	X
Home Page	AlphaPoint	nlyte	Aperture	Rackwise
Product Capability				
Role Based security -LDAP/AD integration	X	X	X	
Support for standalone equipment	X	X	X	
Full Desktop Asset support	X			
Handheld Computer for easy audit & entry	X		?	
Data Center Migration Management Module	X			
Change Management Module (Reserve Cabinent resources)	X	X	X	
Customizable Workflow Application Module (optional)		X	X	
Dashboard Visualization & Heat map reports	X	X	X	X
Change Modeling (power, ports, cooling, space, weight, virtuals)	X	X	X	X
Capacity Planning Dashboard & Trending	X	X	X	X
Financial Modeling/Planning Module includes: Lease Tracking, Warranty, Depreciation, Charge Back	X			
Power Chain Management, 3-Phase, & RPP	X		X	
Real-Time, nameplate, derated power	X	X	X	
Advanced Search w/Adhoc Reporting	X	X	X	X
Web Based Application	X	X	X	Visio+
Enterprise or SaaS Implementations	X			X
Support for Virtual Servers	X	X		
Easy to add/change new asset and field names	X			X
Auto-build/data import	X	X		X
Open Web services interface (3rd party integrations)	X	X		
Native BMS integration (bacnet/modbus)	Modius			
ServerTech Integration	Modius			X
RF Code Temp Sensor Integration	Modius			
Alarm/Event/Monitoring Integration	Modius			
List Pricing (USD)				
80-100 Cabinet Software License w/Config & Startup Services (unlimited users)	$75,000	$150,000	$150,000	$100,000

EMPLOYEES AND EMPLOYMENT AGREEMENTS

As of December 31, 2010, we have 9 compensated consultants. Our Sole Officer, Mr. Gary Macleod works full time and is nominally compensated; however we may adopt salary employment agreements with Mr. Macleod and others, when the company is properly capitalized.

We do not presently have, pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our Sole Officer, Mr. Macleod.

GOVERNMENT REGULATION

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations in our industry. We are subject to the laws and regulations of those jurisdictions in which we plan to sell our software products and services, which are generally applicable to business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

INTELLECUTUAL PROPERTY

Patent Pending

Application # 12/761,861

Titled: SYSTEM AND PROCESS FOR DOCUMENTING NETWORK ASSETS

AlphaPoint Technology has commenced the process of developing the next version of our AssetCentral application in order to update the features and usability of the software. The updated functionality listed below will be submitted to the United States Patent Office as a supplement to our existing patent application.

These updates are to include:

✓	Monitoring & Trending (real time data metrics & historical trending charts)

✓	Power Management / Weight Tracking

✓	Improved GUI (Graphic User Interface)

✓	Open AssetCentral Plug-in Architecture

✓	Notifications (define low/high critical and warning thresholds)

✓	Installer – Online php-based installation “wizard”

✓	Rack Design

✓	Automatic Alerts (e.g., warranty, lease information)

Website

www.alphapointtechnology.com

RESEARCH AND DEVELOPMENT

Since our inception to the date of this Prospectus, we have spent $ 124,483 on research and development activities which consisted of Software Development.

REPORTS TO SECURITY HOLDERS

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 100 F Street, N.E. Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-732-0330. The Securities and Exchange Commission maintains an internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission.

DESCRIPTION OF PROPERTY

We maintain our statutory registered agent's office at CORPDIRECT AGENTS, INC., 160 Greentree Drive, Suite 101,m Dover, DE 19904 (302) 674-4089 and our business office at 5245 Office Park Blvd., Suite 102, Bradenton, Fl 34203. Our telephone number is (941) 896-7848

We lease on a year to year basis a 1,000 sq. ft. business office at a rate of $1,391.00 per month located at 5245 Office Park Blvd. Suite 102, Bradenton, FL 34203. Our telephone number is (941) 896-7848.

We are provided at this juncture a rent free small New York City sales office from our Director of Operations and shareholder Ms. Melisa Haverson, located at 62 Williams St. 6th floor, NY, NY 10006.

LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered beneficial shareholder are an adverse party or has a material interest adverse to us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

Our common stock is not traded on any exchange. We intend to apply to have our common stock quoted on the OTC Bulletin Board once this Prospectus has been declared effective by the SEC; however, there is no guarantee that we will be successful in this regard.

Even if our stock becomes quoted on the OTC Bulletin Board there is no assurance that a regular trading market for our stock will ever develop. OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers. OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To have our common stock quoted on the OTC Bulletin Board, we will require a market maker to sponsor our securities. We have not yet secured any market maker to sponsor our securities, and there is no guarantee that our securities will meet the requirements for quotation or that our securities will be accepted for quotation on the OTC Bulletin Board. This could prevent us from developing a trading market for our common stock.

HOLDERS

As of the date of this Prospectus there are 14 holders of record of our common stock.

DIVIDENDS

To date, we have not paid dividends on shares of our common stock and we do not expect to declare or pay dividends on shares of our common stock in the foreseeable future. The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our Board of Directors.

EQUITY COMPENSATION PLANS

As of the date of this Prospectus we do not have any equity compensation plans.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: "believe", "expect", "estimate", "anticipate", "intend", "project" and similar expressions, or words that, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Our financial statements are stated in United States Dollars (USD or US$) and are prepared in accordance with United States Generally Accepted Accounting Principles. All references to "common shares" refer to the common shares in our capital stock.

Overview

We are a company, incorporated in the State of Delaware on November 13, 2008 as a for-profit company, and an established fiscal year of December 31.  Our auditor has issued a going concerned opinion. This means there is substantial doubt that we can continue as an on-going business unless we obtain additional capital through the sale of our common shares or other traditional financing, in order to meet our obligations.

From inception through 2009, our business operations consisted of the development of our software product, which included research and development, executing our business and marketing plan, and financing activities, in which to fund the operations.  We introduced our software and product offerings in late 2009.

RESULTS OF OPERATIONS

For the years ended December 31, 2010 and 2009

We have launched our software product in late 2009, with our initial sales occurring in 2010.  We have generated revenues from our software product and service offerings in the amount of $92,932 and $0 for the years ended December 31, 2010 and 2009, respectively. In 2010, our initial year of product sales, our billings were $116,301, of which, based on our service offering mix, $23,369 was unrecognized revenue, deferred to future periods that our services (maintenance contracts) extend.   Our services include our product software (AssetCentral), training and installation, and maintenance contracts.

Operating expenses were $486,808 and $187,923 for the years ended December 31, 2010 and 2009, respectively.  The increase in year over year expenses, in the amount of approximately $299,000 was due to several expense categories:

Marketing and sales expense increased approximately $122,000, as we had increased our efforts as we brought our product to market;

Compensation increased approximately $45,000 as we incurred executive and administrated overhead costs in an effort to support our expanding business efforts;

Professional expenses decreased by approximately $17, 000 due to the costs incurred in 2009 for a potential purchase of a public reporting company, which did not transpire. Additional expense was incurred in our patent applications.  We anticipate that our professional expenses will continue due to our public registration process and our compliance requirements;

Research and development expenses increase significantly primarily due the classification and absorption of costs incurred in the development of our software.  For a majority of 2009 our programming and development costs between the period of determining technological feasibility and prior to the marketing of our software, was capitalized.  Upon the product launch our costs were expensed as incurred.

Depreciation and amortization increased approximately $18,000 based on an increase in the amounts capitalized for our software development. At this time we are amortizing these costs over the estimated useful life and not on a per unit basis, as this method is more determinable than estimates of our software unit sales.

Other expenses were $14,179 as compared to $5,501 for the years ended December 31, 2010 and 2009, respectively.  The increase was due to an increase in our related party debt and increases in our variable interest rate (federal applicable rate).

Net losses incurred in the periods presented have been primarily due to the operating costs.  The Company incurred net losses of $408,055 and $193,424 for the years ended December 31, 2010 and 2009, respectively.  The increase in the year over year net loss was due primarily from general and administrative expenses, described above in the operating expense discussion, particularly marketing and development costs.  At this time, normal costs of   public filing will continue and it is not known when significant revenues will occur to off-set these expenses.

We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a technology business enterprise, including the financial risks associated with the limited capital resources currently available to us for the implementation of our business strategies. (See "Risk Factors"). To become profitable and competitive, we must develop the business and marketing plan and execute the plan. Our management will attempt to secure financing through various means including borrowing and investment from institutions and private individuals.

LIQUIDITY AND CAPITAL RESOURCES

As reflected in the audited financial statements, we have an accumulated deficit and have negative cash flows from operations.

At December 31, 2010 the Company had $4,366 in cash resources to meet current obligations.  Management believes that the cash on hand will be insufficient and is dependent on the continuing support and funding from related parties, which includes our majority shareholders. We believe we can not currently satisfy our cash requirements for the next twelve months with our current cash and expected revenues from sales.  However, management plans to increase revenue and obtain additional financing in order to sustain operations for at least the next twelve months. Completion of our plan of operation is subject to attaining adequate revenue. We cannot assure investors that adequate revenues will be generated. In the absence of our projected revenues, we may be unable to proceed with our plan of operations. Even without significant revenues within the next twelve months, we still anticipate being able to continue with our present activities, but we may require financing to potentially achieve our goal of profit, revenue and growth.

In the event we are not successful in reaching our revenue targets, additional funds may be required, and we would then not be able to proceed with our business plan for the development and marketing of our core services. Should this occur, we would likely seek additional financing to support the continued operation of our business. We anticipate that depending on market conditions and our plan of operations, we would incur operating losses in the foreseeable future. We base this expectation, in part, on the fact that we may not be able to generate enough gross profit from our services to cover our operating expenses. Consequently, there is substantial doubt about the Company’s ability to continue to operate as a going concern.

As reflected in the financial statements we have an accumulated deficit from inception of $612,956 and have a negative cash flow from operations of $387,160 and $166,717 for the years ended December 31, 2010 and 2009, respectively. This raises doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional capital and execution of its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

To date, the Company has managed to keep our monthly cash flow requirement low, primarily due that our sole officer does not draw a salary at this time.

The Company currently has no external sources of liquidity such as arrangements with credit institutions or off-balance sheet arrangements that will have or are reasonably likely to have a current or future effect on our financial condition or immediate access to capital.

If the Company is unable to raise the funds partially through this offering, the Company will seek alternative financing through means such as borrowings from institutions or private individuals. There can be no assurance that the Company will be able to keep costs from being more than these estimated amounts or that the Company will be able to raise such funds. Even if we sell all shares offered through this registration statement, we expect that the Company will seek additional financing in the future. However, the Company may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, the Company may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that the Company will be required to seek protection from creditors under applicable bankruptcy laws.

Management believes that actions presently being taken to obtain additional funding and execution of its strategic plans provide the opportunity for the Company to continue as a going concern.

Our independent auditor has expressed doubt about our ability to continue as a going concern and believes that our ability is dependent on executing our business plan, raise capital and generate revenues. See Note 2 of our financial statements.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. Our Board of Directors is comprised of one individual who is also our executive officer. Our executive officer makes decisions on all significant corporate matters such as the approval of terms of the compensation of our executive officer and the oversight of the accounting functions.

Although the Company has adopted a Code of Ethics and Business Conduct the Company has not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, the Company is not required to do so. The Company has not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently do not have any independent directors. If we expand our board membership in future periods to include additional independent directors, the Company may seek to establish an audit and other committees of our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

RECENT ACCOUNTING PRONOUNCEMENTS

We have reviewed accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term.  The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.  Those standards have been addressed in the notes to the audited financial statement for the year ended December 31, 2010.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

MANAGEMENT CONSIDERATION OF ALTERNATIVE BUSINESS STRATEGIES

In order to continue to protect and increase shareholder value management believes that it may, from time to time, consider alternative management strategies to create value for the company or additional revenues.  Strategies to be reviewed may include acquisitions, roll-ups, strategic alliances, joint ventures on large projects, and/or mergers.

Management will only consider these options where it believes the result would be to increase shareholder value while continuing the viability of the company.

INFLATION

The effect of inflation on our revenues and operating results has not been significant.

CRITICAL ACCOUNTING POLICIES

Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation. A complete listing of these policies is included in Note 3 of the notes to our financial statements for the year ended December 31, 2010. We have identified below the accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flows, and which require the application of significant judgment by management.

USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

SOFTWARE DEVELOPMENT COSTS - The Company accounts for software development costs in accordance with several accounting pronouncements, including FASB ASC 730, Research and Development, FASB ASC 350-40, Internal-Use Software, FASB 985-20, Costs of Computer Software to be Sold, Leased, or Marketed and FASB ASC 350-50, Website Development Costs.

•

Costs incurred during the period of planning and design, prior to the period determining technological feasibility, for all software developed for use internal and external, has been charged to operations in the period incurred as research and development costs.  Additionally, costs incurred after determination of readiness for market have been expensed as research and development.

•

The Company has capitalized certain costs in the development of our proprietary software (computer software to be sold, leased or licensed) for the period after technological feasibility was determined and prior to our marketing and initial sales;

•	Website development costs have been capitalized, under the same criteria as our marketed software.

Capitalized software costs are stated at cost.  The estimated useful life of costs capitalized is evaluated for each specific project and is currently being amortized over three to five years.  Amortization is computed on a straight line basis, which should approximate a per unit method over the total estimated units projected for sale (estimated program life is approximately five years).   The carrying amount of all long-lived assets is evaluated periodically to determine if adjustment to the amortization period or the unamortized balance is warranted. Based upon its most recent analysis, the Company believes that no impairment of the proprietary software existed at December 31, 2010.

REVENUE RECOGNITION - Revenue will be recognized when product is shipped for the allocated sales price of the software sold.  In certain instances there may be multiple deliverable elements in the sales contract.  The Company will recognize any maintenance costs, allocated by the sales price, based on a ratable amount over the service period or term of the maintenance contract.  The unrecognized portion for maintenance contracts is charged to deferred revenue and will be recognized in future periods.  Additional charges for training or tagging of assets, provided as a service, will be recognized over the period the service is provided.

RESEARCH AND DEVELOPMENT EXPENSES - The Company expenses research and development costs when incurred.  Research and development costs include engineering and testing of product and outputs.  Indirect costs related to research and developments are allocated based on percentage usage to the research and development.

EARNINGS (LOSS) PER SHARE - Basic loss per share is computed by dividing net loss attributable to common stockholders by the weighted average common shares outstanding for the period. Diluted loss per share is computed giving effect to all potentially dilutive common shares.  Potentially dilutive common shares may consist of incremental shares issuable upon the exercise of stock options and warrants and the conversion of notes payable to common stock. In periods in which a net loss has been incurred, all potentially dilutive common shares are considered anti dilutive and thus are excluded from the calculation. At December 31, 2010 the Company did not have any potentially dilutive common shares.

5 YEAR PLAN FUNDING REQUIREMENT ($3,000,000)

AlphaPoint is seeking to raise an additional capital raise of $3,000,000. The uses of these funds are shown in the table below.

USE OF PROCEEDS

Technology	$1,115,040
Sales and Marketing	$712,800
Customer Service/Data Center	$360,900
General & Administrative	$466,860
Working Capital	$344,400

Total	$3,000,000

Projected Revenue Streams

•	AssetCentral Software - On Premise Delivery and SaaS Model
•	AssetCentral Enterprise License , Standard and Lite Edition
•	Connectivity Module
•	AssetCentral Software Hosted Model
•	Annual Maintenance
•	Monthly Hosting Fee
•	ETL (Extract, Translate and Load)
•	Integration with 3rd Party Tools

Business Plan Implementation Schedule

We generated revenue of $92,932 in 2010. We will be unable to execute our business and marketing plan until we are able to secure financing of $3,000,000 in addition to the $200,000 we are seeking to raise through this offering. To date we have taken no steps to secure the $3,000,000 in additional financing that we will need to execute our business and marketing plan. Furthermore, there can be no assurance that sufficient financing will be available on suitable terms. We presently intend to take the steps to identify sources of financing for our business.

Technology Development

With the intended fund raise, AlphaPoint Technology’s plans to continue its development strategy for the AssetCentral application and then continue development work to add modules and connectors with additional application providers. AlphaPoint intends to continue generating revenues from the AssetCentral application and support services immediately.

Projected 5 Year Financial Projection Information

Projected Financial Information

The projections that follow were prepared by management of the Company on the basis of numerous assumptions, certain of which are summarized below and should be carefully reviewed.  All the assumptions involve judgments with respect to factors which are difficult to predict and many of which are beyond the Company’s control.  Because of the number and range of the variables involved in making such estimates or projections, there is no assurance that any will be attained.  The assumptions utilized by management are interdependent and, therefore, a change in any one assumption may have an effect upon all other assumptions and the ultimate result of any projection.  Such interdependence and effects require careful analysis; for example, the interrelationship among the variables may result in a decrease in profitability despite increases in certain circumstances.  The success and implementation of the Company’s business plan and programs are dependent upon many factors, many of which are beyond the control of the Company.

The Company’s projections are subjective in many respects and thus susceptible to various interpretations and periodic revisions based on actual experience and business developments.  The Company assumes no responsibility for the accuracy of any of the projections.  THERE CAN BE NO ASSURANCE THAT THE PROJECTED RESULTS CAN OR WILL BE REALIZED OR THAT ACTUAL RESULTS WILL NOT BE MATERIALLY DIFFERENT FROM THOSE PROJECTED.

The assumptions presented are a summary of the assumptions which drive the financial projections.  They do not reflect certain assumptions which lead to these key assumptions.

Summary of Financial Projections

Our ability to meet our Financial Projections is entirely dependent on our ability to secure sufficient financing, however there is no guarantee that we will be successful in this regard. In order to meet our Financial Projections, we anticipate that we will require  $3,000,000 in financing in addition to the $200,000 that we are seeking to raise through this offering. We have taken no steps to secure the $3,000,000 in additional financing that we will need to meet our Financial Projections.

Income Statements 5 Year Projection

Management projects that the Company’s revenues grow to $68.5 million in Year 5 and that its net income for that year forecasted at $19.9 million. Gross margin for Year 5 is projected at 75.5%, operating margin at 31.9% and net income at 29.1.2% of revenues.

The projections assume that the Company will raise up to $200,000 in net proceeds in equity capital from the Prospectus Offering to fund our operations required for 2011.

Income Statements

Management projects that the Company’s revenues grow to $68.5 million in the fifth year and that its net income for that year will be $19.8 million.  Gross margin for year 5 is projected at 75.5%, operating margin at 46.5% and net income at 29.2% of revenues.

Fiscal Year Ending 12/31	Year 1	Year 2	Year 3	Year 4	Year 5

Revenue
Asset Central - On Premise	$2,058,141	$5,145,353	$13,161,611	$22,214,437	$33,768,930
Asset Central - Hosted	—	—	81,341	406,703	711,731
Enterprise License	67,200	336,000	692,160	1,038,240	1,193,976
Enterprise Connector	72,000	720,000	1,483,200	2,224,800	2,558,520
Monthly Maintenance	370,482	926,206	2,718,877	5,858,259	10,703,388
Monthly Hosting	—	—	97,849	551,261	1,069,401
Asset Verification	864,900	2,883,000	5,857,404	10,234,080	15,684,840
Auto-Discovery	77,721	259,070	507,989	929,007	1,607,973
RFID	73,148	243,828	502,286	854,472	1,225,145

Total Revenue	3,583,593	10,513,457	25,102,716	44,311,259	68,523,905
			139%	77%	55%

Cost of Sales	931,345	3,104,484	6,295,307	11,019,589	16,996,060

Gross Margin	2,652,248	7,408,973	18,807,409	33,291,670	51,527,845
Gross Margin %	74.01%	70.47%	74.92%	75.13%	75.20%

Operating Expenses
Technology	492,000	984,000	2,361,600	4,132,800	6,199,200
Sales & Marketing	342,400	684,800	1,643,520	3,287,040	5,243,900
Customer Service/Data Center	139,400	283,800	670,000	1,173,600	2,097,600
General & Administrative	362,800	734,600	1,796,920	3,593,840	6,059,120
Total Operating Expenses	1,336,600	2,687,200	6,472,040	12,187,280	19,599,820

EBITDA	1,315,648	4,721,773	12,335,369	21,104,390	31,928,025
Operating Margin %	36.71%	44.91%	49.14%	47.63%	46.59%

Taxes	449,980	1,610,620	4,203,980	7,134,540	10,702,310
Earnings Before Depreciation
& Amortization	865,668	3,111,153	8,131,389	13,969,850	21,225,715

Depreciation & Amortization	30,000	120,000	324,000	720,000	1,350,000
Total Net Income	$835,668	$2,991,153	$7,807,389	$13,249,850	$19,875,715
Net Profit Margin	23.32%	28.45%	31.10%	29.90%	29.01%

Balance Sheets

Management projects that a gap between the Company's financial needs and internally generated resources will exist during its development stage year and will continue into late 2012.  Management anticipates an initial need of $3 million to fund initial growth, working capital and equipment needs during that period.

Fiscal Year Ending 12/31	Year 1	Year 2	Year 2	Year 4	Year 5
Assets
Current Assets
Cash	$2,931,840	$4,250,737	$8,412,191	$16,490,056	$29,664,519
Accounts Receivable	895,898	2,628,364	6,275,679	11,077,815	17,130,976
Prepaid Expenses
Total Current Assets	3,827,738	6,879,101	14,687,870	27,567,871	46,795,495

Fixed Assets
Furniture, Fixture, Equipment	300,000	900,000	2,340,000	4,860,000	8,640,000
Accumulated Depreciation	(30,000)	(150,000)	(474,000)	(1,194,000)	(2,544,000)
Total Fixed Assets	270,000	750,000	1,866,000	3,666,000	6,096,000

Total Assets	$4,097,738	$7,629,101	$16,553,870	$31,233,871	$52,891,495

Liabilities
Current Liabilities
Accounts Payable	$114,360	$329,190	$699,850	$1,245,220	$1,934,980
Accrued Personnel	35,210	70,430	168,810	320,950	521,160
Accrued Taxes	112,500	402,660	1,051,000	1,783,640	2,675,580
Total Current Liabilities	262,070	802,280	1,919,660	3,349,810	5,131,720

Long Term Liabilities
Loans	—	—	—	—	—
Total Long Term Liabilities	—	—	—	—	—

Shareholders' Equity:
Paid-in-Capital	3,000,000	3,000,000	3,000,000	3,000,000	3,000,000
Retained Earnings	835,668	3,826,821	11,634,210	24,884,061	44,759,775
Shareholder Distributions	—	—	—	—	—
Total Shareholders' Equity	3,835,668	6,826,821	14,634,210	27,884,061	47,759,775

Total Liabilities & Shareholders' Equity	$4,097,738	$7,629,101	$16,553,870	$31,233,871	$52,891,495

Cash Flow Statements

Fiscal Year Ending 12/31	Year 1	Year 2	Year 3	Year 4	Year 5

Net Income	$835,668	$2,991,153	$7,807,389	$13,249,850	$19,875,715

Add Back: Depreciation & Amortization	30,000	120,000	324,000	720,000	1,350,000
Earnings Before Depreciation & Amortization	865,668	3,111,153	8,131,389	13,969,850	21,225,715

(Increase) Decrease In Receivables	(895,898)	(1,732,466)	(3,647,315)	(4,802,136)	(6,053,161)
(Increase) Decrease In Prepaid Expenses	—	—	—	—	—
Increase (Decrease) in Accounts Payable	114,360	214,830	370,660	545,370	689,760
Increase (Decrease) in Accrued Personnel	35,210	35,220	98,380	152,140	200,210
Increase (Decrease) in Accrued Taxes	112,500	290,160	648,340	732,640	891,940
Cash Flow from Operations	231,840	1,918,897	5,601,454	10,597,864	16,954,464

Investing
Purchase Fixed Assets	(300,000)	(600,000)	(1,440,000)	(2,520,000)	(3,780,000)
Cash Flow from Investing	(300,000)	(600,000)	(1,440,000)	(2,520,000)	(3,780,000)

Financing
Increase (Decrease) in Loans
Paid-in-Capital	3,000,000	—	—	—	—
Shareholder Distributions	—	—	—	—	—
Cash Flow from Financing	3,000,000	—	—	—	—

Net Cash Flow	$2,931,840	$1,318,897	$4,161,454	$8,077,864	$13,174,464

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING

AND FINANCIAL DISCLOSURE

Peter Messineo, CPA, has audited our Financial Statements for the period from November 13, 2008 (date of inception) through December 31, 2010 and to the extent set forth in its report, which are included herein in reliance upon the authority of said firm as experts in accounting and auditing. There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure during the two fiscal years and interim period.

CODE OF BUSINESS CONDUCT AND ETHICS

On March 10, 2011 we adopted a Code of Ethics and Business Conduct which is applicable to our employees and which also includes a Code of Ethics for our CEO and principal financial officers and persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote

•	honest and ethical conduct,

•	full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

•	compliance with applicable laws, rules and regulations,

•	the prompt reporting violation of the code, and

•	accountability for adherence to the code.

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as an exhibit to this registration statement on Form S-1. Any person desiring a copy of the Code of Business Conduct and Ethics, can obtain one by going to EDGAR and looking at the attachments to this registration statement on Form S-1.

MANAGEMENT

Officer and Directors

NAME AND ADDRESS	AGE	POSITION(S)

Gary Macleod 6114 Glen Abbey Lane Bradenton, FL 34202	47	President, Secretary/ Treasurer Sole Executive Officer Principal Financial Officer and member of the Board of Directors

Paul Lee Avery 88 Mohican Road Blairstown, NJ 07805	69	Director of Client Services/Consultant and member of the Board of Directors

John Peter Satta 176 Stillwater Road Hardwick, NJ 07825	52	Director of Technology/Consultant and member of the Board of Directors

Jean-Marc Krikorian 15774 South LaGrange Road Suite 256 Orland Park, IL 60462	45	Director of Strategic Alliances/Consultant

Kimberly March Crew 991 Smithbridge Road Glen Mills, PA 19342	46	Member of the Board of Directors

The persons named above have held their offices/positions since the inception of our company.

Business Experience (see Management page 20)

OTHER DIRECTORSHIPS

Mr. Macleod served as a Board Member (Director) of Non-Invasive Monitoring Systems, Inc., a publicly trading Company, from November 2005, to January 2008. Mr. Macleod resigned from the Board in January 2008. No other AlphaPoint Technology, Inc. Board members have had any Board affiliations or have served as a director of a publicly trading company.

CONFLICTS OF INTEREST

Other than Mr. Gary Macleod our sole officer and director, the management team is comprised of consultants, shareholders and directors that are not obligated to commit their full time and attention to our business and accordingly, they may encounter a conflict of interest in allocating their time between our operations and those of other businesses. In the course their other business activities they may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which they owe a fiduciary duty. As a result they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. They may also in the future become affiliated with entities that are engaged in business activities similar to those we intend to conduct.

In general, officers and directors of a corporation are required to present business opportunities to the corporation if:

✓	the corporation could financially undertake the opportunity:

✓	the opportunity is within the corporation’s line of business: and

✓	it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

COMMITTEES OF THE BOARD OF DIRECTORS

Our directors have not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, any committee performing a similar function. The functions of those committees are being undertaken by our directors. Because we have only one independent director (Ms. Kimberly March Crew), our directors believe that the establishment of committees of the Board would not provide any benefits to our Company and could be considered more form than substance.

We do not have a policy regarding the consideration of any director candidates that may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed.

Our directors have not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors. Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future.

While there have been no nominations of additional directors proposed, in the event such a proposal is made, our sole officer and director will appoint future nominees.

Our directors are not "audit committee financial experts" within the meaning of Item 401(e) of Regulation S-K. In general, an "audit committee financial expert" is an individual member of the audit committee or Board of Directors who:

•	understands generally accepted accounting principles and financial statements,

•	is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

•	has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

•	understands internal controls over financial reporting, and

•	understands audit committee functions.

Our Board of Directors is comprised of Mr. Gary Macleod, Mr. Paul Avery, Mr. John Satta, who was integral to our formation and who is involved in our day to day operations, and Ms. Kimberly March Crew who is an Independent Director. While we would prefer to have an audit committee financial expert on our board of directors, none of our directors have a professional background in finance or accounting. As with most small, early stage companies until such time our Company further develops our business, achieves a stronger revenue base and has sufficient working capital to purchase directors and officers insurance, the Company does not have any immediate prospects to attract independent directors. When the Company is able to expand our Board of Directors to include more independent directors, the Company intends to establish an Audit Committee of our Board of Directors. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert. Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and the Company is not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include "independent" directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board of Directors. We do not have a finance person on board to evaluate the effectiveness of the Company’s disclosure controls and procedures. The controls are determined to be ineffective due to the lack of segregation of duties.  However, until the Company receives additional funding they are unable to remedy the weakness.

WE HAVE ONE INDEPENDENT DIRECTOR (Ms. Kimberly March Crew) AND THE COMPANY HAS NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH, STOCKHOLDERS MAY HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception ( November 13,2008 to December 31,2010).

SUMMARY COMPENSATION TABLE

Name						Non-Equity	Nonqualified
and				Stock	Option	Incentive Plan	Deferred	All Other
principal	Year	Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation	Total
position		($)	($)	($)	($)	($)	Earnings ($)	($)	($)

Gary Macleod, CEO, Director	2008 2009 2010	0 0 31,000	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 31,000
Paul Avery, Director of Client Services	2008 2009 2010	8,000 48,000 36,000	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	8,000 48,000 36,000
John Satta, Director of Technology	2008 2009 2010	8,000 68,000 38,000	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	8,000 68,000 38,000

We have paid a nominal salary to our sole Officer and Director as of the date of this Prospectus. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of December 31, 2010.

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Option (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)

Gary Macleod	—	—	—	—	—	—	—	—	—

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Our directors have not adopted a stock option plan. We have no plans to adopt a stock option plan, but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the "Committee"). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. We may develop an incentive based stock option plan for our officers and directors and may reserve up to 10% of our outstanding shares of common stock for that purpose.

OPTIONS GRANTS DURING THE LAST FISCAL YEAR / STOCK OPTION PLANS

We do not currently have a stock option plan in favor of any directors, officer, consultant or employee of our Company. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to our sole director and officer since our inception; accordingly, no stock options have been granted or exercised by our sole director and officer since we were founded.

AGGREGATED OPTIONS EXERCISES IN LAST FISCAL YEAR

No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to our sole director and officer since our inception; accordingly, no stock options have been granted or exercised by our directors and sole officer since we were founded.

LONG-TERM INCENTIVE PLANS AND AWARDS

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to our sole director and officer or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by our directors and sole officer or employees or consultants since we were founded.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, CHANGE-IN-CONTROL ARRANGEMENTS

There are no employment contracts or other contracts or arrangements with our sole officer or directors other than those disclosed in this report. There are no compensation plans or arrangements, including payments to be made by us, with respect to Mr. Macleod and other directors that would result from their resignation, retirement or any other termination. There are no arrangements for directors, officers or employees that would result from a change-in-control.

INDEBTEDNESS OF DIRECTORS, SOLE OFFICERS AND OTHER MANAGEMENT

Neither our sole officer and directors nor any associate or affiliate of our company during the last two fiscal years is or has been indebted to our Company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

DIRECTOR COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our directors for all services rendered in all capacities to us for the year ended December 31, 2010.

DIRECTOR COMPENSATION

2009 and 2010

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Gary Macleod	0	0	0	0	0	0	0
Paul Avery	0	0	0	0	0	0	0
John Satta	0	0	0	0	0	0	0
Kimberly March Crew	0	0	0	0	0	0	0

At this time, we have not entered into any employment agreements with our sole officer and directors. If there is sufficient cash flow available from our future operations, we may enter into employment agreements with our sole officer and directors or future key staff members

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our Sole Officer and Directors and Consultants, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

		Amount and Nature of Beneficial Ownership		Percent of Class
Title of Class	Name and Address of Beneficial Owner [1]	Before Offering [2]	After Offering [3]	Before Offering [2]	After Offering [3]

Common Stock	Gary Macleod, CEO, Director 6114 Glenn Abbey Lane Bradenton, FL 34202	15,000,000	15,000,000	29.76%	28.63%
Common Stock	Paul Avery, Director	9,000,000	9,000,000	17.86%	17.18%
Common Stock	John Satta, Director	1,500,000	1,500,000	2.98%	2.86%
Common Stock	Kimberly March Crew, Director	250,000	250,000	0.50%	0.48%
Common Stock	Marion LaSala	9,000,000	9,000,000	17.86%	17.18%
Common Stock	Ronald Harris	3,750,000	3,750,000	7.44%	7.16%
Common Stock	Jay Letendre	3,000,000	3,000,000	5.95%	5.73%
		41,500,000	41,500,000	82.35%	79.22%

[1] The person named above may be deemed to be a "parent" and "promoter" of our Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Macleod is the only "promoter" of our Company.

[2] Based on 50,400,000 shares issued and outstanding as of the date of this Prospectus

[3] Assuming all 2,000,000 shares offered in this offering are sold.

CHANGE IN CONTROL

We are not aware of any arrangement that might result in a change in control of our Company in the future.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We have received advances to fund our operating needs in the amount of $ 716,556 as of December 31, 2010. There are no other relationships or related party transactions.

DIRECTOR INDEPENDENCE

We currently have one independent director (Ms. Kimberly March Crew) and we do anticipate appointing additional directors in the foreseeable future.  If we engage further directors and officers, however, we plan to develop a definition of independence and scrutinize our Board of Directors with regard to this definition.

LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, sole officer or affiliates, or any registered beneficial shareholder are an adverse party or has a material interest adverse to us.

We intend to make available annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will make available unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

DISCLOSURE OF COMMISSION'S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Delaware law.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or control persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REPORTS TO SECURITY HOLDERS

We are not required to deliver an annual report to our stockholders but will voluntarily send an annual report, together with our annual audited financial statements. Any Securities and Exchange Commission filings that we do file will be available to the public over the internet at the SEC's website at http://www.sec.gov.

The public may read and copy any materials filed by us with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We are an electronic filer. The SEC maintains an internet site that

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549, under the Securities Act of 1933 a registration statement on Form S-1 of which this prospectus is a part, with respect to the common shares offered hereby. We have not included in this prospectus all the information contained in the registration statement, and you should refer to the registration statement and our exhibits for further information.

In the Registration Statement, certain items of which are contained in exhibits and schedules as permitted by the rules and regulations of the Securities and Exchange Commission. You can obtain a copy of the Registration Statement from the Securities and Exchange Commission by mail from the Public Reference Room of the Securities and Exchange Commission at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. In addition, the Securities and Exchange Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission's telephone number is 1-800-SEC-0330 (1-800-732-0330). These SEC filings are also available to the public from commercial document retrieval services.

You should rely only on the information contained in this prospectus. No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by ALPHAPOINT TECHNOLOGY, INC.. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until a date, which is 90 days after the date of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, we will act as our own transfer agent.

ALPHAPOINT TECHNOLOGY, INC.

Financial Statements

For the Years Ended December 31, 2010 and 2009

Page
Financial Statements:
Report of Independent Registered Public Accounting Firm	F-2
Balance Sheet	F-3
Statement of Operations	F-4
Statement of Changes in Stockholders’ Deficit	F-5
Statement of Cash Flows	F-6
Notes to Audited Financial Statements	F-7 to F-13

Peter Messineo Certified Public Accountant 1982 Otter Way Palm Harbor FL 34685 peter@pm-cpa.com T 727.421.6268 F 727.674.0511

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders:

AlphaPoint Technology, Inc.

Bradenton, Florida

I have audited the balance sheets of AlphaPoint Technology, Inc. as of December 31, 2010 and 2009 and the related statement of operations, changes in stockholder’s equity, and cash flows for the years then ended. These financial statements were the responsibility of the Company’s management.  My responsibility was to express an opinion on these financial statements based on my audits.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements were free of material misstatement.  The Company was not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting.  My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that were appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, I express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provide a reasonable basis for my opinion.

In my opinion, the financial statements, referred to above, present fairly, in all material respects, the financial position of AlphaPoint Technology, Inc. as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has no history of recurring revenues from operation, has recently emerged from the development stage, and is requiring traditional financing or equity funding to commence its operating plan.  The Company is currently reliant on the majority shareholder’s funding operations.  These conditions raise doubt about the Company’s ability to continue as a going concern.  Further information and management’s plans in regard to this uncertainty were also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Peter Messineo, CPA

Palm Harbor, Florida

March 9, 2011

AlphaPoint Technology, Inc.

Balance Sheet

	December 31,	December 31,
	2010	2009
ASSETS
Current Assets
Cash and cash equivalents	$4,366	$981
Accounts receivable	54,705	—
Total Current Assets	59,071	981

Software Development costs, net of accumulated amortization of $60,978 and $21,952, respectively	119,186	158,212
Security deposits	1,000	1,000
TOTAL ASSETS	$179,257	$160,193

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accounts payable and accrued expenses	$22,288	$9,083
Deferred revenue	23,369	—
Payables, related parties	716,556	326,011
Total Current Liabilities	762,213	335,094
TOTAL LIABILITIES	762,213	335,094

Stockholders' Deficit
Common stock: 100,000,000 authorized; $0.01 par value 48,400,000 shares issued and outstanding	484,000	484,000
Additional paid in capital	(454,000)	(454,000)
Accumulated deficit	(612,956)	(204,901)
Total Stockholders' Deficit	(582,956)	(174,901)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$179,257	$160,193

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

AlphaPoint Technology, Inc.

Statement of Operations

	December 31,
	2010	2009

Revenues	$92,932	$—

Operating Expenses
Marketing and sales	165,799	44,204
Compensation	64,798	20,225
Professional	41,830	59,330
General and administrative	51,550	42,280
Research and development	123,805	678
Depreciation and amortization	39,026	21,206
Total operating expenses	486,808	187,923

Net loss from operations	(393,876)	(187,923)

Other income (expense)
Interest expense	(14,179)	(5,501)
Income taxes	—	—
NET LOSS	$(408,055)	$(193,424)

Basic and diluted loss per share	$(0.01)	$(0.00)
Weighted average number of shares outstanding	48,400,000	48,400,000

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

AlphaPoint Technology, Inc.

Statement of Stockholders' Deficit

	Common Stock		Additional Paid in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance at Inception, November 13, 2008	—	$—	$—	$—	$—

Issuance of common stock to founders, in exchange for cash considerations, November 13, 2008 valued at $0.01 per share	3,000,000	30,000	—		30,000

Net loss	—	—	—	(11,477)	(11,477)

Balance as of December 31, 2008	3,000,000	30,000	—	(11,477)	18,523

Issuance of common stock to founders, October 7, 2009, par value	45,400,000	454,000	(454,000)	—	—

Net loss	—	—	—	(193,424)	(193,424)

Balance as of December 31, 2009	48,400,000	484,000	(454,000)	(204,901)	(174,901)

Net loss	—	—	—	(408,055)	(408,055)

Balance, December 31, 2010	48,400,000	$484,000	$(454,000)	$(612,956)	$(582,956)

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

AlphaPoint Technology, Inc.

Statement of Cash Flows

	December 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(408,055)	$(193,424)
Adjustment to reconcile Net loss to net cash provided by operations:
Depreciation and amortization	39,026	21,206
Changes in assets and liabilities:
Accounts receivable	(54,705)	—
Accounts payable and accrued expenses	13,205	5,501
Deferred revenue	23,369	—
Net Cash Used In Operating Activities	(387,160)	(166,717)

CASH FLOWS FROM INVESTING ACTIVITIES:
Development of software	—	(143,221)
Net Cash Used in Investing Activities	—	(143,221)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments for security deposits	—	(1,000)
Advances from related parties	390,545	308,400
Net Cash Provided by Financing Activates	390,545	307,400

Net increase (decrease) in cash and cash equivalents	3,385	(2,538)
Cash and cash equivalents, beginning of period	981	3,519
Cash and cash equivalents, end of period	$4,366	$981

Supplemental Cash Flow Information
Cash paid for interest	$—	$—
Cash paid for taxes	$—	$—

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

ALPHAPOINT TECHNOLOGY, INC.

Notes to the Financial Statements

For the Years Ended December 31, 2010 and 2009

1.    Nature of Operations and Significant Accounting Policies

Nature of Operations

AlphaPoint Technology, Inc. (the “Company”) was incorporated in the State of Delaware on November 13, 2008. AlphaPoint was founded on the belief that challenges exist in implementing a comprehensive Information Technology Asset Management (“ITAM”) solution within infrastructure that supports the delivery of IT services within an organization. Our solutions focus around a mix of professional service offerings and our proprietary patent-pending software, AssetCentral™.  AssetCentral™ is a multi-tier web-based enterprise application that uses a SQL database for storage, on-demand content generation, hyper-linking and Cascading Style Sheets (CSS) to create a highly customizable tool for managing IT assets.

Basis of Presentation

The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).  The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States.  In the opinion of management, these financial statements include all adjustments necessary in order to make them not misleading.

Use of Estimates

The Financial Statements have been prepared in conformity with U.S. GAAP, which requires using management’s best estimates and judgments where appropriate.  These estimates and judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements.  The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period.  Actual results could differ materially from these good faith estimates and judgments.

Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 820 “Fair Value Measurements and Disclosures” (ASC 820) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities

•

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•	Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2010 and 2009. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments.

The Company applied ASC 820 for all non-financial assets and liabilities measured at fair value on a non-recurring basis. The adoption of ASC 820 for non-financial assets and liabilities did not have a significant impact on the Company’s financial statements.

As of December 31, 2010 and 2009 the fair values of the Company’s financial instruments approximate their historical carrying amount.

Cash and Cash Equivalents

Cash and cash equivalents includes all cash deposits and highly liquid financial instruments with a maturity of three months or less.

Accounts Receivable, Credit

Accounts receivable consist of amounts due for the delivery of AssetCentral™ sales and service offerings to customers.    An allowance for doubtful accounts is considered to be established for any amounts that may not be recoverable, which is based on an analysis of the Company’s customer credit worthiness, and current economic trends.  Based on management’s review of accounts receivable, no allowance for doubtful accounts was considered necessary.   Receivables are determined to be past due, based on payment terms of original invoices.  The Company does not typically charge interest on past due receivables.

Software Development Costs

The Company accounts for software development costs in accordance with several accounting pronouncements, including FASB ASC 730, Research and Development, FASB ASC 350-40, Internal-Use Software, FASB 985-20, Costs of Computer Software to be Sold, Leased, or Marketed and FASB ASC 350-50, Website Development Costs.

•

Costs incurred during the period of planning and design, prior to the period determining technological feasibility, for all software developed for use internal and external, has been charged to operations in the period incurred as research and development costs.  Additionally, costs incurred after determination of readiness for market have been expensed as research and development.

•

The Company has capitalized certain costs in the development of our proprietary software (computer software to be sold, leased or licensed) for the period after technological feasibility was determined and prior to our marketing and initial sales;

•	Website development costs have been capitalized, under the same criteria as our marketed software.

Capitalized software costs are stated at cost.  The estimated useful life of costs capitalized is evaluated for each specific project and is currently being amortized over three to five years.

Amortization is computed on a straight line basis, which should approximate a per unit method over the total estimated units projected for sale (estimated program life is approximately five years).   The carrying amount of all long-lived assets is evaluated periodically to determine if adjustment to the amortization period or the unamortized balance is warranted. Based upon its most recent analysis, the Company believes that no impairment of the proprietary software existed at December 31, 2010.

Long-lived assets and intangible property:

Long-lived assets such as property, equipment and identifiable intangibles are reviewed for impairment whenever facts and circumstances indicate that the carrying value may not be recoverable.  When required impairment losses on assets to be held and used are recognized based on the fair value of the asset.  The fair value is determined based on estimates of future cash flows, market value of similar assets, if available, or independent appraisals, if required.  If the carrying amount of the long-lived asset is not recoverable from its undiscounted cash flows, an impairment loss is recognized for the difference between the carrying amount and fair value of the asset.  When fair values are not available, the Company estimates fair value using the expected future cash flows discounted at a rate commensurate with the risk associated with the recovery of the assets.  The Company did not recognize any impairment losses for any periods presented.

Share-based payments

Share-based payments to employees, including grants of employee stock options are recognized as compensation expense in the financial statements based on their fair values, in accordance with FASB ASC Topic 718. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period). The Company had no common stock options or common stock equivalents granted or outstanding for all periods presented. The company may issue shares as compensation in the future periods for employee services.

The Company may issue restricted stock to consultants for various services.  Cost for these transactions will be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The value of the common stock is to be measured at the earlier of (i) the date at which a firm commitment for performance by the counterparty to earn the equity instruments is reached or (ii) the date at which the counterparty's performance is complete. The company has issue shares as compensation in the future period for services associated with the registration of the common shares.

Revenue recognition

Revenue will be recognized when product is shipped for the allocated sales price of the software sold.  In certain instances there may be multiple deliverable elements in the sales contract.  The Company will recognize any maintenance costs, allocated by the sales price, based on a ratable amount over the service period or term of the maintenance contract.  The unrecognized portion for maintenance contracts is charged to deferred revenue and will be recognized in future periods.  Additional charges for training or tagging of assets, provided as a service, will be recognized over the period the service is provided.

Advertising

The costs of advertising are expensed as incurred.  Advertising expense was $165,799 and $44,204 for the years ended December 31, 2010 and 2009, respectively.  Advertising expenses are included in the Company’s operating expenses.

Research and Development

The Company expenses research and development costs when incurred.  Research and development costs include engineering and testing of product and outputs.  Indirect costs related to research and developments are allocated based on percentage usage to the research and development.

Income taxes

Prior to December 31, 2010, the Company reported its earnings under the S-Corporation election and thereby all taxable income is passed-thru to the shareholders and is taxed at the shareholder’s ordinary tax rate.

The Company terminated the S-Corporation election.  As a result, earnings are taxed to the corporation when earned and are no longer passed through directly to the shareholders.  In addition, earnings will be taxed at the corporate tax rate which varies on a graduated basis between 15% and 35%.

The Company accounts for income taxes under FASB Codification Topic 740 which requires use of the liability method.  Topic 740 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purpose, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.  A valuation allowance may be applied against the net deferred tax due to the uncertainty of its ultimate realization.

Any deferred tax asset is considered immaterial and has been fully offset by a valuation allowance because at this time the Company believes that it is more likely than not that the future tax benefit will not be realized as the Company has a history of net operating losses.

Earnings (loss) per share

Basic earnings (loss) per share calculations are determined by dividing net income (loss) by the weighted average number of shares outstanding during the year. Diluted earnings (loss) per share calculations are determined by dividing net income (loss) by the weighted average number of shares. The Company does not have any potentially dilutive instruments and, thus, anti-dilution issues are not applicable.

2.    Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  For the period ended December 31, 2010 and 2009, the Company had limited operations and no history of recurring revenues, as revenue process has commenced in 2010.  Prior to December 31, 2010, the Company was in the development stage.  The Company has a stockholders’ deficiency and an accumulated deficit.  The Company is dependent on financing from its majority shareholder to meet its current operating obligations. In view of these matters, the Company's ability to continue as a going concern is dependent upon the Company's ability to generate revenues from operations and to achieve a level of profitability. The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements.

The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

3.    Recent Accounting Pronouncements

In March 2010, the FASB issued ASU No. 2010-11, Derivatives and Hedging (Topic 815)-Scope Exception Related to Embedded Credit Derivatives.  The amendments in this Update are effective for each reporting entity at the beginning of its first fiscal quarter beginning after June 15, 2010.  Early adoption is permitted at the beginning of each entity's first fiscal quarter beginning after issuance of this Update.  The company does not expect the provisions of ASU 2010-11 to have a material effect on the financial position, results of operations or cash flows of the company.

In April 2010, the FASB issued ASU No. 2010-13, Compensation-Stock Compensation (Topic 718)-Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades - a consensus of the FASB Emerging Issues Task Force.  The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010.  Earlier application is permitted.  The company does not expect the provisions of ASU 2010-13 to have a material effect on the financial position, results of operations or cash flows of the company.

In April 2010, the FASB issued ASU No. 2010-12, Income Taxes (Topic 740)-Accounting for Certain Tax Effects of the 2010 Health Care Reform Acts.  After consultation with the FASB, the SEC stated that it “would not object to a registrant incorporating the effects of the Health Care and Education Reconciliation Act of 2010 when accounting for the Patient Protection and Affordable Care Act”. The company does not expect the provisions of ASU 2010-12 to have a material effect on the financial position, results of operations or cash flows of the company.

In July 2010, the FASB issued updated guidance on disclosures about the credit quality of financing receivables and the allowance for credit losses which will require a greater level of information disclosed about the credit quality of loans and allowance for loan losses, as well as additional information related to credit quality indicators, past due information, and information related to loans modified in a troubled debt restructuring. This guidance is effective for the fourth quarter of 2010, and as it only amends disclosure requirements, the Company does not expect the adoption of this guidance to have a material effect on its Condensed Financial Statements.

Other recent accounting pronouncements issued by the FASB, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future financial statements.

4.    Software Development Costs

The Company has capitalized certain costs associated with their process in developing software for internal and external use.  Software development costs consist of:

	December 31, 2010	December 31, 2009
Software Development costs:
Software: Asset Central	$157,719	$157,719
Website development costs	22,445	22,445
	180,164	180,164
Accumulated amortization	60,978	21,952
	$119,186	$158,212

Future amortization:
2011	$39,026
2012	39,026
2013	39,026
2014	2,108
2015 and thereafter	—
	$119,186

Amortization for the years ended December 31, 2010 and 2009 were $39,026 and $21,206, respectively.

5.    Income Taxes

The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting basis and the tax basis of the assets and liabilities and are measured using enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recognized, when it is more likely than not, that such tax benefits will not be realized.

The Company has not recognized an income tax benefit for its operating losses generated since termination of their Subchapter S election, based on uncertainties concerning its ability to generate taxable income in future periods.  The tax benefit for the periods presented is offset by a valuation allowance established against deferred tax assets arising from operating losses and other temporary differences, the realization of which could not be considered more likely than not.  In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not.

Deferred tax assets resulted from the net operating losses generated by the Company. The Company provides for income taxes as follows:

	December 31, 2010	December 31, 2009
Current provision
Income tax provision (benefit) at statutory rate	$(138,700)	$(65,800)
State income tax expense (benefit), net of federal benefit	(13,500)	(6,300)
subtotal	(152,200)	(72,100)
Valuation allowance	152,200	72,100
	$—	$—

Under the Internal Revenue Code of 1986, as amended, these losses can be carried forward twenty years.   As of December 31, 2010 the Company has no net operating loss carry forwards, as the Company was taxed under the provisions of Subchapter S, as previously disclosed.

The Company is currently open to audit under the statute of limitations by the Internal Revenue Service for the years ending December 31, 2008 (inception) through 2009.  The Company recognizes interest and penalties related to income taxes in income tax expense. The Company had incurred no penalties and interest for the years ended December 31, 2010 and 2009.

6.    Related Party Transactions

Loans from Shareholder

In support of the Company’s efforts and cash requirements, it is relying on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing.  Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.  Terms of the note have not been defined; however, the Company recognizes the nature of the financing and is accruing interest at the lowest legal interest rate, the Applicable Federal Rate, currently at 2.72% interest rate.  Interest is accrued and charged to interest expense.

The following is a summary of the amounts outstanding:

	December 31, 2010	December 31, 2009
Due to related parties:
Payable to Officer, majority shareholder	$146,406	$107,061
Payable to shareholder	290,150	143,950
Payable to affiliate company of shareholder	280,000	75,000
	$716,556	$326,011

The majority shareholder has pledged his support to fund continuing operations; however there is no written commitment to this effect.  The Company is dependent upon the continued support of these parties.

The Company does not have employment contracts with its key employees, including the majority shareholder who is the Chief Executive Principle.

The amounts and terms of the above transactions may not necessarily be indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent third parties.

7.    Equity

The total number of shares of capital stock which the Company shall have authority to issue is one hundred million (100,000,000) common shares with a par value of $.01, of which 48,400,000 have been issued to founders.  The Company intends to issue additional shares in an effort to raise capital to fund its operations.  Common shareholders will have one vote for each share held.

No holder of shares of stock of any class is entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class, or of securities convertible into shares of stock of any class, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

The Company is currently engaged in the registration of its equity, for the purpose of raising cash through the issuance of common shares.  Subsequent to the year-end an additional 2 million shares were issued to investors for cash.  The Company through its proposed equity raise anticipates issuing an additional 2 million shares.

There are no preferred shares authorized or outstanding.  There have been no warrants or options issued or outstanding.

8.    Commitments

The Company has a rental agreement for its office facilities, which expires on October 31, 2011.  The lease calls for monthly payments of rent, currently at $1,391 per month, $16,692 annually plus the costs of utilities and maintenance to the facilities.

Future lease commitments are as follows:

For Year Ended December 31,
2011	$13,910
2012	—
2013	—
2014	—
2015 and thereafter	—
$13,910

Rent expense for the years ended December 31, 2010 and 2009 for this facility was $16,692 and $14,058, respectively.  There were no other operating or capital leases outstanding, as of December 31, 2010.

9.    Contingencies

Some of the consultants and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

From time to time the Company may become a party to litigation matters involving claims against the Company.  Management believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

10.   Subsequent events

Management has evaluated subsequent events and is not aware of any significant events that occurred subsequent to the balance sheet date but prior to the filing of this registration with the Securities and Exchange Commission (“SEC”) that would have a material impact on our consolidated financial statements.

PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Title 8, Chapter 1, Section 145 of the Delaware Statutes permits the corporation to indemnify officers, directors, employees, and agents who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Under our Articles of Incorporation and Bylaws, we shall indemnify our Directors, Officers and employees to the fullest extent allowed by law, however it is within the discretion of the Board of Directors whether to advance any funds in advance of disposition of any action, suit or proceeding. Nonetheless, the Board of Directors is required to make any determination that indemnification of the Director, Officer or employee is proper under the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145 of Delaware General Corporation Law. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Delaware.

We have been advised that it is the position of the Securities and Exchange Commission that insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, that such provisions are against public policy as expressed in the Securities Act and are therefore unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The registrant will pay for all expenses incurred by this offering. Whether or not all of the offered shares are sold, these expenses are estimated as follows:

Securities and Exchange Commission registration fee	$50
Federal Taxes	$—
State Taxes and Fees	$—
Listing Fees	$—
Printing Fees	$200
Transfer Agent Fees	$1,500
Accounting fees and expenses	$3,250
Legal fees and expenses	$5,000

TOTAL	$10,000

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales AlphaPoint Technology, Inc.'s common stock without registration during the last three years. No sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities. The following securities of AlphaPoint Technology, Inc. were issued by us within the past three (3) years and were not registered under the Securities Act of 1933:

(a)

On November 13, 2008, the Board of Directors issued 3,000,000 shares to the original incorporators for $30,000.  The Company relied on the exemption from registration under Section 4(2) of the 1933 Securities Act, as amended.

(b)

Between October 7 and October 12, 2009, the Board of Directors issued 45,400,000 shares to founders for $0 cash consideration, valued at par.  The Company relied on the exemption from registration under Section 4(2) of the 1933 Securities Act, as amended.

(c)

On January 31, 2011, the Board of Directors issued 2,000,000 shares to new investors for $1,000. The Company relied on the exemption from registration under Section 4(2) of the 1933 Securities Act, as amended.

EXHIBITS

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation K. All exhibits have been previously filed unless otherwise noted.

EXHIBIT NO.	DOCUMENT DESCRIPTION
3.1	Articles of Incorporation of ALPHAPOINT TECHNOLOGY, INC.
3.2	Bylaws of ALPHAPOINT TECHNOLOGY, INC.
4.1	Specimen Stock Certificate of ALPHAPOINT TECHNOLOGY, INC.
5.1	Opinion of Counsel
14.1	Code of Ethics
23.1	Consent of Accountants
23.2	Consent of Counsel (included in Exhibit 5.1)
99.1	Subscription Agreement ALPHAPOINT TECHNOLOGY, INC.

UNDERTAKINGS

The registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That for the purpose of determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

5.

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(i)	Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

	(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

	(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

	(iv)	Any other communication that is an offer in the offering made by the registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bradenton, Florida, on March 23, 2011.

ALPHAPOINT TECHNOLOGY, INC.

By:	/s/ Gary Macleod
Gary Macleod President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer, Director

In accordance with the requirements of the Securities Act, this Prospectus has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES	TITLE	DATE

/s/ Gary Macleod	President, Chief Executive Officer,	March 23, 2011
Gary Macleod	Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer, Director